Exhibit 10.15

REVOLVING CREDIT FACILITY AGREEMENT

(ONE BILLION (1,000,000,000) YEN)

Borrower:	UBIC, INC.

Arranger and Agent:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

Lenders:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
SUMITOMO MITSUI BANKING CORPORATION
THE BANK OF YOKOHAMA LTD.
MIZUHO BANK
RESONA BANK, LIMITED

Dated: December 28, 2012

REVOLVING CREDIT FACILITY AGREEMENT

On December 28, 2012, UBIC, INC., (hereinafter referred to as “the Borrower”), the financial institutions listed as lenders in the Schedule attached to this agreement (hereinafter each referred to as a “Lender” and all collectively referred to as “All Lenders”) and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as a qualified agent (hereinafter referred to as “the Agent”) agree as follows (hereinafter referred to as “this Agreement”):

Article 1 (DEFINITIONS)

(1)    In this Agreement, the following terms have the following meanings, respectively, unless the context clearly indicates otherwise:

1.      “Business Day” means a day other than one on which banks are closed under the laws or regulations of Japan.

2.      “Agent Services” means services provided for in Articles of this Agreement and entrusted to the Agent by All Lenders in the interest of All Lenders.

3.      “Agent’s Account” means the checking account held by the Agent at its Tokyo Main Office (account number: 0041097; and account name: Bank of Tokyo-Mitsubishi UFJ, Ltd., Syndicate Loan guchi) or any other account specified, and notified to the Borrower and a Lender, from time to time by the Agent.

4.      “Agent Fee” means a fee paid by the Borrower to the Agent as separately agreed between the Borrower and the Agent.

5.      “First Day of Extension” has the meaning defined in item (ii) of paragraph (3) of Article 32.

6.      “Scheduled Terms for Extension” has the meaning defined in item (i) of paragraph (3) of Article 32.

7.      “Extension Request” has the meaning defined in item (i) of paragraph (3) of Article 32.

8.      “Loan Period” means a period from the Drawdown Date (inclusive) to the Maturity Date (inclusive).

9.      “Lending Obligation” means the obligation of a Lender to lend money to the Borrower which is stipulated in paragraph (1) of Article 2.

10.    “Maximum Loan Amount” means the amount specified, with respect to each Lender, in the Schedule attached hereto (or the changed amount if the amount has been changed in accordance with provisions of paragraph (5) of Article 2.).

11.    “Loan Claim(s)” means claim(s) pertaining to an Individual Loan.

12.    “Loan Unavailability Period” means a period commencing on the date when the Borrower receives a notice provided for in paragraph (1) of Article 9, and ending on the date when the Borrower has receives a notice provided for in paragraph (2) of the same Article.

13.    “Loan Unavailability Causes” mean: (i) an outbreak of a natural disaster or war; (ii) a breakdown or failure of electrical, communication or settlement systems; (iii) a cause of inability to conduct a yen-fund loan transaction arising in the Tokyo interbank market; and (iv) another cause not attributable to a Lender; which is/are judged by the Majority Lender(s) (the Agent if establishing a consensus among the Majority Lender(s) is problematic) to be a cause/causes of loan unavailability.

14.    “Loan Application” means an application submitted to the Agent by the Borrower pursuant to paragraph (1) of Article 5, in the form in Exhibit 1 attached hereto, when the Borrower desires a loan under this Agreement.

15.    “Previous Loan” means the Individual Loan already drawn down for which payment is due on the Preferred Drawdown Date of a New Refinancing Loan with which it is refinanced.

16.    “New Loan” means an Individual Loan of which Preferred Drawdown Date equals to the payment due date of the Loan already drawn down.

17.    “Reference Loan Period” means the period included in the Loan Application to be used as a reference to set the basic interest rate.

18.    “Basic Interest Rate” means the interest rate corresponding to the Reference Loan Period, among Japanese yen Tokyo interbank offered rates (on the Telerate Page 17097 or the page inherited from it) published by Japanese Bankers Association at 11:00 a.m. or as soon as possible after 11:00 a.m., on the day falling two Business Days before the relevant Preferred Drawdown Date. If such rates are not released for whatever reason, the Basic Interest Rate shall be an interest rate (expressed as an annualized rate) reasonably determined by the Agent, at or immediately before 11:00 a.m., on the day prior to the two Business Days, as an offered rate for yen-fund loan transactions made in the Tokyo interbank market, during the period corresponding to the Reference Loan Period.

19.    “Financial Documents” mean the documents stipulated in provisions (i) to (iv) below.

(i)      Financial documents (which mean the balance sheet, and the profit and loss statement, stipulated in the same paragraph; and the statement of changes in net assets, and the notes to non-consolidated financial statements, stipulated in paragraph 1 of Article 59 of Corporate Accounting Rules) pertaining to each fiscal business year which are stipulated in paragraph 2 of Article 435 of the Companies Act and business reports.

(ii)     Actually-prepared temporary financial statements stipulated in paragraph 1 of

Article 441 of the Companies Act (which mean: the balance sheet as of the temporary account closing day defined in the same paragraph; and the profit and loss statement for the period commencing on the first day of the fiscal business year that includes the aforementioned temporary account closing day, and ending on the temporary account closing day.)

(iii)    Consolidated financial statements for each fiscal business year which are stipulated, in paragraph 1 of Article 444 of the Companies Act, pursuant to the provisions of paragraph 3 of the same Article (which mean the consolidated balance sheets, consolidated profit and loss statements, consolidated statements of changes in net assets, and notes to consolidated financial statements which are stipulated in Article 61 of Corporate Accounting Rules, and the same is applied for documents prescribed in item (iii) of this paragraph) and the consolidated financial statements for each fiscal business year which are stipulated in paragraph 1 of Article 444 of the Companies Act and other consolidated financial statements for each fiscal business year stipulated in paragraph 1 of Article 444 of the Companies Act and actually prepared in cases in which the preparation of same is mandatory.

(iv)   The consolidated and single balance sheets, profit and loss statements, statements of changes in net assets, and notes to financial statements actually prepared.

20.    “Accounting Period” means the period from the starting date to the ending date of each fiscal business year of the Borrower.

21.    “Taxes and Public Dues” means all the taxes and public dues that can be levied in Japan, including income taxes, corporation taxes and any other taxes or charges.

22.    “Subsidiaries” and “Affiliated Companies” mean companies defined in Article 8 of the Regulations Concerning Terminology, Forms, and Preparation Methods of Financial Statements.

23.    “Individual Loan” means a loan made by an individual Lender based on the same Loan Application.

24.    “Individual Loan Money” means the money lent by a Lender to the Borrower in accordance with the Individual Loan, and “Individual Loan Amount” means the amount of the Individual Loan Money (the amount calculated by multiplying the amount of the Loan according to the relevant Loan Application, by the Commitment Percentage of the Lender or, the amount equivalent to the Lender’s Unused Maximum Loan Amount where the amount of the Loan pertaining to the Loan Application is equal to the sum of the Unused Portions of the Maximum Loan Amounts of All Lenders.).

25.    “Outstanding Individual Loan Amount” means the sum of the principal, interest, late payments charge/s, settlement amount, and any other money for which the Borrower bears the payment obligation pursuant to this Agreement, pertaining to an Individual Loan.

26.    “Commitment Period” means the period from the Effective Date (inclusive) to the date (inclusive) of termination of the Lending Obligations of All Lenders, or the period from the First Day of an Extension if a Lending Obligation is extended under the provisions of paragraph (3) of Article 32 to the Commitment Termination Date after the extension. Thereafter, if the Lending Obligation is extended further, the Commitment Period shall be likewise defined.

27.    “Commitment Termination Date” means December 27, 2013 (or the Business Day preceding it when that date falls on a day other than a Business Day), or the ending date of the period of any Lending Obligation extended under the provisions of paragraph (3) of Article 32. Thereafter, if the Lending Obligation is extended further, the Commitment Termination Data shall be likewise defined.

28.    “Commitment Fee” means a fee paid by the Borrower to a Lender for a Lending Obligation.

29.    “Commitment Fee Calculation Period” means the period that starts on the Effective Date or the first day of an Extension if a Lending Obligation is extended under the provisions of paragraph (3) of Article 32, or June 28 each year, and ends on June 27 each year falling after the starting date, or a Commitment Termination Date (including the Commitment Termination Date before the extension if the Lending Obligation is extended pursuant to the provisions of paragraph (3) of Article 32). However, if the Lending Obligation of any Lender is terminated before the Commitment Termination Date for any reason, the Commitment Fee Calculation Period for the Lender ends on that date, and no Commitment Fee Calculation Period exists after such a Commitment Fee Calculation Period.

30.    “Commitment Fee Rate” means 0.2% per annum.

31.    “Commitment Percentage” means each Lender’s Maximum Loan Amount expressed as a percentage of the Aggregate Maximum Loan Amount.

32.    “Preferred Drawdown Date” means a Business Day within the Commitment Period set at that time of the submission of a Loan Application which is entered on the Loan Application by the Borrower as the preferred Loan drawdown date. However, when, pursuant to item (i) of paragraph (3) of Article 32, the Agent has submitted Scheduled Terms for Extension specified in the same item, to the Borrower and Consenting Lender(s), the Preferred Drawdown Date may be a Business Day within the

Commitment Period after any Lending Obligation extension made pursuant to item (ii) of the same paragraph.

33.    “Drawdown Date” means the date a Loan is executed.

34.    “Time of Payment” means 10:30 a.m. on the Maturity Date if the Maturity Date is stipulated in this Agreement.

35.    “Syndicate Account” means the savings account held by the Borrower at Shinagawa Station Branch of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (number: 2034628; account name: UBIC, Inc.) or an account opened by the Borrower at Head Office of or any branch of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and accepted by the Agent.

36.    “Spread” means an annual rate of 0.5%.

37.    “Settlement Amount” means an amount calculated by multiplying a principal amount reimbursed or set-off before the Reimbursement Date for an Individual Loan by the difference between the relevant reinvestment rate and the Applicable Interest Rate, and the actual number of days in the relevant Remaining Period, if the reinvestment rate is lower than the Applicable Interest Rate. Such an amount shall fall in a range that does not violate laws or regulations. “Remaining Period” means the period from the date of reimbursement or set-off to the relevant Reimbursement Date, and the “Reinvestment Rate” means the interest rate for the reimbursed or set-off principal amount, the rate in question to be reasonably determined by a Lender as the rate that would be used for any reinvestment in the Tokyo interbank market during the Remaining Period. Such a Settlement Amount is calculated on a daily pro-rata basis of 365 days a year, with divisions made at the end of calculation with any fraction of less than one (1) yen discarded..

38.    “Aggregate Maximum Loan Amount” means the sum of Lender’s Maximum Loan Amounts.

39.    “Aggregate Loan Balance” means a sum of the principals of All Lenders’ Outstanding Individual Loan Amounts.

40.    “Increased Cost” means the increase/s in lending costs (based on the amount/s reasonably calculated by a Lender) in a case in which the Lender’s lending expenses under this Agreement increase as a result of: (i) the enactment, abolishment, amendment, or changes in the interpretation or application of a law or regulation; (ii) the setting or increase of a reserve; or (iii) a change in an accounting regulation or application (except increases due to changes in tax rates applicable to the taxable income of the Lender in question.)

41.    “Lender with Increased Cost” means a Lender incurring an increased cost.

42.    “Majority Lender(s)” means a single Lender or multiple Lenders for which the total of the Commitment Percentages (the Commitment Percentage of each lender during a period subsequent to the termination of the lending obligations of all lenders when reimbursement of all debts related to loans under this Agreement is not complete, being the percentage of the Aggregate Loan Balance at the Consensus Reference Point accounted for by the Aggregate Principal Amount of that Lender’s Outstanding Individual Loan Amount at the Consensus Reference Point) is 66.7% or more. However, if consensus is sought to judge whether or not to issue a notice of a loss of a profit of a period based on the provisions of paragraph (2) of Article 22, the Majority Lender(s) means a single Lender or multiple Lenders for which the total of the percentages of the Aggregate Loan Balance at the Consensus Reference Point accounted for by the Aggregate Principal Amount of each Lender’s Outstanding Individual Loan Amount is 66.7% or more. Moreover, “Consensus Reference Point” means the point in time when the Agent receives a notice in accordance with item (i) of paragraph (1) of Article 27 in a case in which the Lender/s judges/judge that a reason requiring a Consensus of the Majority Lender(s) exists, or the point in time when the Agent issues a notice stipulated in paragraph (2) of Article 27.

43.    “Advance Payment Cost” means the amount calculated by multiplying an amount advanced by the Agent, by a Financing Interest Rate and the actual number of days in the Advance Payment Period. “Advance Payment Period” means the period from the day the Agent makes the advance payment to the day the Agent receives the amount pertaining to that advance payment from the Lender or the Borrower, and “Financing Interest Rate” means an interest rate reasonably determined by the Agent as the interest rate for financing the advanced amount during the period. Such an Advance Payment Cost is calculated, for the period, excluding its last day, on a daily pro-rata basis of 365 days a year, where divisions are made at the end of the calculation and then any fraction of less than one (1) yen is discarded.

44.    “Advance Payment” means the Agent’s act of paying to a Lender an amount equivalent to the amount to be distributed to the Lender pursuant to Article 19 (1) or (5) prior to completion of the Borrower’s reimbursement, pertaining to the Borrower’s reimbursement on the “Reimbursement Date”. The Borrower or the Lender may not raise any objections to the Agent’s Advance Payment.

45.    “Qualified Assignee” means a Lender as of the date of execution hereof or a qualified institutional investor set forth in Cabinet Office Ordinance, Article 10 (1) concerning definitions provided in Article 2 of Financial Instruments and Exchange Act

46.    “Applicable Interest Rate” means an interest rate obtained by adding the Spread to the Basic Interest Rate.

47.    “Consenting Lender” has the meaning defined in item (i) of paragraph (3) of Article 32.

48.    “Effective Date” means December 28, 2012.

49.    “Reimbursement Date” means the Maturity Date for the principal or interest pertaining to a Loan; the date specified in paragraph 1 of Article 15 for the Commitment Fee, and the date specified as a date when payment is due under this Agreement for other monies.

50.    “Reports” mean reports, including securities reports, half-year reports, quarterly reports, extraordinary reports and corrected reports.

51.    “Laws and Regulations” mean treaties, laws, government ordinances, ministerial ordinances, regulations or rules, announcements, judgments, determinations, arbitration awards, decisions, notices, or policies of relevant authorities.

52.    “Loan” means an aggregate of individual loans drawn down based on a single Loan Application.

53.    “Maturity Date” means the date stipulated in paragraph (3) of Article 5.

54.    “Unused Maximum Loan Amount” means the amount obtained by subtracting the Aggregate Principal Amount of the Outstanding Individual Loan Amount from the relevant Maximum Loan Amount.

55.    “Assignee” means a person to whom a Loan Claim(s) is/are transferred in accordance with paragraph (1) of Article 30.

56.    “Assignor” means a person who transfers a Loan Claim(s) in accordance with  paragraph (1) of Article 30.

(2)    In this Agreement, a one-month period means the period commencing on the starting date of the one-month period, and ending on the corresponding date of the calendar month after the calendar month that includes the starting date, and each period that is an integral multiple of one month shall be defined in the same manner (when such a corresponding date is not a Business Day, such a period shall end on the first Business Day after the corresponding date and, when the first Business Day falls in the calendar month following the next calendar month, the period shall end on the last Business Day before the corresponding date). When the starting date falls on the last Business Day of a calendar month, the period shall end on the last Business Day in the calendar month that includes the corresponding date, and when the calendar month after the calendar month of the starting day does not have the corresponding date, the period shall end on the last Business Day of that calendar month.

Article 2 (RIGHTS AND OBLIGATIONS OF LENDERS)

(1)    Each Lender shall lend the Borrower money of up to the Lender’s Maximum Loan Amount.

(2)    Except where separately specified herein, the Lenders’ obligations hereunder shall be independent of one another, and each Lender may not be exempted from its own obligations hereunder for a reason of another Lender’s failure to perform its obligations hereunder. Also each Lender shall not be responsible for another Lender’s failure to perform its obligations hereunder.

(3)    A Lender shall, immediately upon a request from the Borrower, indemnify the Borrower against any damage, loss, costs or expenses incurred by the Borrower as a result of the Lender not having made an Individual Loan on the Preferred Drawdown Date in breach of the Lender’s Lending Obligation, However, the maximum amount of the indemnification of the Borrower, including such damage, loss, costs and expenses, shall be the amount calculated by deducting the interest and other charges which would have been payable had the Individual Loan been made on the Preferred Drawdown Date, from the interest or other charges, which were paid or would have been likely payable with respect another loan as a result of the said failure of drawdown.

(4)    Unless separately specified herein, a Lender may individually and independently exercise the rights hereunder.

(5)    During the Commitment Period, the Borrower may terminate all of the Lending Obligations, or may make a partial reduction of an Aggregate Maximum Loan Amount, by giving ten (10) days’ notice to the Agent. The amount of money pertaining to such a reduction shall be fifty million (50,000,000) yen or more and a multiple of fifty million (50,000,000) yen. Lenders’ Maximum Loan Amounts shall be divided and reduced according to the Commitment Ratio of the Lenders at the time of such an event. On receipt of such a notice from the Borrower, the Agent shall notify the Lenders of the event without delay. The Borrower may not rescind the notice, and the termination of all of the Lending Obligations or the partial reduction of the Aggregate Maximum Loan Amount shall become effective on the desired date of the termination or reduction appearing in the notice. The Borrower shall reimburse any Lender’s principal-equivalent Outstanding Individual Loan Amount that exceeds the Lender’s Maximum Loan Amount as a result of the termination of the Lending Obligation or the reduction in the Aggregate Maximum Loan Amount in accordance with the provisions of this paragraph, on the relevant Maturity Date.

Article 3 (USE OF FUNDS)

The Borrower may use money raised through Loans only as operating funds. The Agent or each Lender shall not be obliged to supervise or investigate the actual use of the funds.

Article 4 (PRECONDITIONS FOR EXECUTION OF THIS AGREEMENT)

On the Effective Date, this Agreement shall become effective, provided that the Borrower submits all of the following documents to the Agent and the Agent and All Lenders are satisfied with the contents of the documents.

(a)    A registration certificate (issued some time within the three-month period prior to the Effective Date) of the seal of the Borrower’s representative who will sign and place the seal on this Agreement.

(b)    A certified copy of the commercial registration of the Borrower, a certificate of all current matters or a certificate of all registry records (issued some time within the three-month period prior to the Effective Date.)

(c)     A copy of articles of incorporation of the Borrower, together with a proof of its original

(d)    A notification of the seal or signature of the Borrower, which is in the form specified by the Agent.

(e)     A certified copy or extract of the minutes of the Borrower’s board meeting at which the execution of this Agreement and the borrowing of money under this Agreement were  approved, or a confirmation in the form of Exhibit 2 attached to this Agreement (a document or documents showing that the Borrower has completed all procedures required for borrowing on the basis of this Agreement and the execution thereof, in accordance with Laws or Regulations or the Borrower’s company rules of the Borrowers; and containing the approval of an authorized officer.)

Article 5 (LOAN APPLICATION)

(1)    When desiring the execution of a Loan, the Borrower shall indicate its intention to apply for a Loan to All Lenders by submitting a Loan Application to the Agent by noon three (3) Business Days prior to the Preferred Drawdown Date of the Loan. The Loan Application shall be submitted via transmission by telefax and the Agent shall confirm receipt of same by phone.

(2)    The sum of the Loan amounts included in each Loan Application shall be fifty million (50,000,000) yen or more and in units of ten million (10,000,000) yen, or the sum of All Lenders’ Unused Maximum Loan Amounts, and their Individual Loan Money calculated (for which the Borrower’s repayment obligations for any Individual Loan whose Reimbursement Date falls before or on such a Preferred Drawdown Date (inclusive) shall be deemed to have been performed) from the amounts of their Loans shall not exceed the Lenders’ Unused Maximum Loan Amount on the Preferred Drawdown Date entered on the Loan Application.

(3)    The Reference Loan Period included in each Loan Application shall be one (1) month, two

(2) months, three (3) months or six (6) months, where the Maturity Date of the period shall be: the corresponding date of the Preferred Drawdown Date falling in the calendar month the number of months of the Reference Loan Period following the month that includes the Preferred Drawdown Date; when the corresponding date falls on a non-Business Day, the next Business Day after the non-Business Day; and when the next Business Day is in the next month, the Business Day directly before that next Business Day. When the Preferred Drawdown Date is the last Business Day of a month or the defined calendar month does not include the corresponding day of the Preferred Drawdown Date, the Maturity Date shall be the last Business Day of the calendar month the number of months of the Reference Loan Period following the month that includes the Preferred Drawdown Date. Specifying a Reference Loan Period with the Preferred Drawdown Date on or before the last day of the Commitment Period at the time of the submission of the Loan Application, and the Maturity Date falling after the expiry of said Commitment Period, shall be accepted only when the Maturity Date falls on a day within one month after the expiry of said Commitment Period elapses, and shall not be accepted in any other situation.

(4)    The number of Loan drawdowns on a Preferred Drawdown Date shall not exceed one (1).

(5)    The manifestation of intention of Loan application based on paragraph (1) shall take effect in relation to All Lenders when the Agent receives a Loan Application in accordance with paragraph (1), The Borrower may not, for whatever reason, rescind or change the Loan application under paragraph (1), in relation to any Lenders after such receipt. The Agent shall notify All Lenders of the fact and detail of the Loan application by sending copies of the Loan Application to All Lenders three (3) Business Days prior to the Preferred Drawdown Date in the Loan Application received by the Agent,.

(6)    If the Loan Application received in accordance with the procedures of this Article pertains to an application for a New Refinancing Loan, the Agent shall promptly calculate the difference as prescribed in the proviso to Article 7 (1) and notify All Lenders of the result of said calculation by sending same in writing to All Lenders when sending All Lenders copies of the Loan Application in accordance with the above paragraph.

Article 6 (PRECONDITIONS FOR ASSUMPTION OF LENDING OBLIGATIONS)

Each Lender shall assume the Lending Obligation during the Commitment Period provided that the conditions stipulated in the items below are all satisfied as of the Preferred Drawdown Date (irrespective of the existence or lack of notice based on Article 8 (1).) Moreover, judgment of whether such conditions are satisfied or not shall be made by each Lender, and the other Lenders or the Agent shall not bear any responsibility whatsoever for the judgment or non-execution of an Individual Loan by a/another Lender.

(i)      The application for the Loan satisfies the requirements of paragraphs (1) to (4) of Article 5.

(ii)     All Lenders’ Lending Obligations have not been exempted according to Article 9 (3).

(iii)    Matters provided for in each item of Article 20 are true and accurate.

(iv)   The Borrower is not in breach of any paragraph of this Agreement, nor is there any risk of a violation occurring after the Preferred Drawdown Date. hereof and any violation of such any paragraph may not occur.

(v)    The Lender’s Lending Obligation has not ended in accordance with provisions (including but not limited to Articles 10 (2) and 32) of this Agreement..

Article 7 (LOAN DRAWDOWN)

(1)    Where, upon receipt of the Loan application in accordance with Article 5, a Lender does not issue a notice on the basis of Article 8 (1), and all the conditions stipulated in the items of Article 6 are satisfied on the Preferred Drawdown Date, the Lender shall credit the Syndicate Account with the relevant Individual Loan Money on the Preferred Drawdown Date (provided that the Lender completes the procedures for money transfer to the Syndicate Account for such payment by 11:00 a.m. on the Preferred Drawdown Date.) Upon credit by the Lender to the Syndicate Account of the Individual Loan Money, the Lender’s Individual Loan shall be deemed to be drawn down. In drawing down the Individual Loan of a New Refinancing Loan, a Lender (other than a Non-executing Lender which has issued a notice on the basis of Article 8 (1)) shall calculate the difference between the principal of the Outstanding Individual Loan Amount pertaining to the Previous Loan and the Individual Loan Money for the New Refinancing Loan as of the Preferred Drawdown Date and, according to whether said difference is large or small, perform as per the following items:

(i)      When the Individual Loan Money of the New Refinancing Loan is greater than the principal equivalent amount of the Outstanding Individual Loan Amount pertaining to the Previous Loan:

Where, upon receipt of a Loan application in accordance with Article 5, the lender does not issue a notice on the basis of Article 8 (1) and all the conditions stipulated in the items of Article 6 are satisfied on the Preferred Drawdown Date, the Lender shall credit the Syndicate Account with the amount of the difference between the Individual Loan Money of the New Refinancing Loan and the principal equivalent amount of the Outstanding Individual Loan Amount pertaining to the Previous Loan as of the Preferred Drawdown Date (provided that the Lender completes the procedures for money transfer to the Syndicate Account for such payment by 11:00 a.m. on the Preferred Drawdown Date). Upon credit to the Syndicate Account of such an amount, the Individual Loan of the New Refinancing Loan shall be deemed to be drawn down with respect to the entire amount of the Individual Loan Money. Even when the amount of the difference between the Individual Loan Money and the principal equivalent amount of the Outstanding Individual Loan Amount pertaining to the Previous Loan has been credited to the Syndicate Account by the Lender, if the Borrower fails to pay the interest pertaining to the Previous Loan or any other amount payable to the Lender by the Borrower, except the principal of the Previous Loan, by the Time of Payment, the Individual Loan for the New Refinancing Loan shall be deemed not to be drawn down for all the Individual Loan Money of the New Refinancing Loan, and the Borrower shall immediately return the amount credited to the Syndicate Account to the Agent on the Preferred Drawdown Date.

(ii)     When the Individual Loan Money of the New Refinancing Loan is equal to or less than the principal equivalent amount of the Outstanding Individual Loan Amount pertaining to the Previous Loan:

Where, upon receipt of an application for a Loan in accordance with Article 5, the Lender does not issue a notice on the basis of Article 8 (1), and all the conditions stipulated in the items of Article 6 are satisfied on the Preferred Drawdown Date, the Individual Loan of the New Refinancing Loan shall be deemed to be drawn down with respect to the entire amount of the Individual Loan Money as of the Time of Payment of the Previous Loan. However, if the Borrower fails to pay the amount of the difference between the principal equivalent amount of the Outstanding Individual Loan Amount pertaining to the Previous Loan and the Individual Loan Money, the interest pertaining to the Previous Loan, or any other amount payable as of the Preferred Drawdown Date to each Lender by the Borrower, except the principal of the Previous Loan, by the Time of Payment, the Individual Loan of the New Refinancing Loan shall be deemed not to be drawn down for all the Individual Loan Money of the New Refinancing Loan.

(2)    When a Loan has been drawn down under paragraph (1), the Borrower shall immediately send to the Agent a receipt containing the amount of the Loan and details of the Individual Loan/s, in the form of Exhibit 3 attached to this Agreement or any other form specified by the Agent. Upon receipt of the receipt, the Agent shall promptly deliver a copy of the receipt to the Lender/s who has/have drawn down the Individual Loan/s. The Agent shall retain the original receipt on behalf of the Lender/s until the amount of the Outstanding Individual Loan Amount/s pertaining to the Individual Loan/s is repaid.

Article 8 (NON-EXECUTION OF INDIVIDUAL LOAN)

(1)    A Lender who has determined not to draw down an Individual Loan because of all or part of the conditions of Article 6 not being satisfied (hereinafter referred to as a “Non-executing Lender”) may notify the Agent, the Borrower and All Lenders of that decision and the rationale thereof by 5:00 p.m., on the Business Day before the Preferred Drawdown Date. However, if such a notification is made notwithstanding that all the conditions of Article 6 are satisfied, and the Individual Loan has not been drawn down, the Non-executing Lender cannot be discharged from the liability for the breach of its Lending Obligation.

(2)    If an Individual Loan that is subject to a decision of non-execution by a Non-executing Lender under Article 8 (1), pertains to an application for a New Refinancing Loan, the Borrower shall pay an amount equivalent to the principal of the Outstanding Loan Money of Previous Loans executed by the Non-executing Lender under the provisions in the body of Article 18 (1) (the proviso thereof shall not apply.)

(3)    If the Non-executing Lender or the Agent incur damages, loss, costs or expenses as a result of the Non-executing Lender not being able to execute an Individual Loan (including but not limited to non-execution of an Individual Loan by the Non-executing Lender in a case in which the Agent has submitted a Scheduled Terms of Extension provided for in Article 32 (3)(i) to the Borrower and a Consenting Lender, the Borrower has set the Preferred Drawdown Date as a Business Day within a Commitment Period presumed to follow the extension of the Lending Obligation on the basis of the assumption that said Lending Obligation would be extended under item (ii) of the same paragraph, and said Lending Obligation has not been extended; a case in which a part of the conditions of Article 32(3) (ii) are not satisfied because any one of the statements (a) to (n) under item (10) of Article 20 applies to the Borrower, or the Borrower has violated any provision of Article 21 (3) (v) or (vi), as of the Preferred Drawdown Date for the Individual Loan in question; and a case in which a part of the conditions of Article 32(3) (ii) are not satisfied because any one of the statements (a) to (n) under item (10) of Article 20 applies to the Borrower, or the Borrower has violated any provision of Article 21 (3) (v) or (vi) during the Commitment Period before any extension; the same inclusions being applicable throughout this paragraph;), the Borrower shall bear the costs associated with said damages, loss, costs or expenses. Even if the Borrower incurs damages, loss, costs or expenses as a result of the Non-executing Lender not being able to execute an Individual Loan, the Borrower shall not demand reimbursement pertaining to such damages, loss, costs or expenses of any Lender or the Agent except in a case in which the non-execution of the Individual Loan constitutes a breach of the Lending Obligation of the Non-executing Lender.

Article 9 (LENDER INDEMNITY)

(1)    Should a reason that makes it impossible for a Lender to lend arise, the Agent shall immediately notify the Borrower and All Lenders thereof in writing.

(2)    If after a notification pursuant to Article 9 (2) has been issued, the Majority Lender(s) (the Agent if establishing a consensus among the Majority Lender(s) is problematic) determines/determine that the reason that rendered lending impossible no longer exists, the Agent shall immediately notify the Borrower and All Lenders of that fact.

(3)    All Lenders shall be exempt from Lending Obligations during the period when lending is not possible..

Article 10 (INCREASED COST)

(1)    A Lender with Increased Cost may request a Borrower to bear the Increased Cost and, if such a request is made, the Borrower shall pay the Increased Cost to the Lender with Increased Cost. The Borrower may terminate the Lending Obligation of the Lender with Increased Cost by sending a termination notice to the Agent and All Lenders within ten (10) days of the date of receipt of the request, said termination to be effected on the Preferred Termination Date (hereinafter referred to as “Preferred Termination Date of Lending Obligation,” said date being at least ten (10) days after the date of the notice), If a Loan Application is made under Article 5 during the period from the date of receipt of the request from the Lender with Increased Cost, to the date of the Borrower’s notice of termination of the Lending Obligations to the Lender with Increased Cost, the Borrower may not terminate the Lending Obligations of the Lender with Increased Cost until the Preferred Drawdown Date pertaining to that Loan Application.

(2)    If a notice number 2 [sic] of paragraph (1) is issued, the Lending Obligations of the Lender with Increased Cost in question shall cease to exist as of the Preferred Termination Date of Lending Obligation. In such a case, the Borrower shall pay all the debts payable to the Lender with Increased Cost under this Agreement (including the full amount of the principal of an Individual Loans whose Reimbursement Date falls on or after the day after the Preferred Termination Date of Lending Obligation, accrued interest pertaining to said principal, Settlement Charges notified by the Lender with Increased Cost, Increased Costs charged to the Borrower) on the Preferred Termination Date of Lending Obligation, under the provisions of Article 18, Moreover, until such time as the Borrower fulfills all its obligations to the Lender with Increased Cost, under this Agreement, the provisions of this Agreement relevant to the fulfillment of such obligations shall remain in force in relation to the Lender with Increased Cost.

Article 11 (REIMBURSEMENT OF PRINCIPAL)

The Borrower shall repay the principal of a Loan in a lump sum on the Maturity Date thereof.

Article 12 (INTEREST RATES)

(1)    The Borrower shall repay the sum of the interest pertaining to the Individual Loan of each Lender calculated for each Lender in question by multiplying the principal, by the Applicable Interest Rate and the actual number of days in the Loan Period on the corresponding Maturity Date under the provisions of Article 18.

(2)    The method of calculating the interest of paragraph (1) shall involve excluding the last day from the number of days of the Loan Period, basing the daily rate on a 365-day year, doing division at the end of the calculation and then discarding any amount less than one (1) yen.

Article 13 (REPAYMENT BEFORE MATURITY)

(1)    The Borrower may not repay all or part of the principal of a Loan before its Maturity Date (hereinafter referred to as “Repayment before Maturity,”) except where under Article 10 or 32 or according to the procedures of Article 13 (2) or below, the Borrower obtains prior written approval to do so from All Lenders which have executed Loans, and been notified of the Borrower’s desire to make a Repayment before Maturity (hereinafter referred to as “Lenders with Repayment before Maturity”) and the Agent.

(2)    If a Borrower wishes to make a Repayment before Maturity, said Borrower shall notify the Agent in writing of: (a) the Drawdown Date, Reimbursement Date and Principal of the Loan for which repayment before maturity is preferred; (b) the principal amount the Borrower hopes to repay before maturity (said principal amount must be the full amount of the principal of the Loan in question or at least fifty million (50,000,000) yen and in units of ten million (10,000,000) yen. If the principal amount the Borrower hopes to repay before maturity is not the full amount of the principal of the Loan in question, said amount shall be repaid to the relevant Lender/s with Repayment before Maturity in proportion to the percentage of the Loan accounted for by the principal of the Individual Loan of each Lender with Repayment before Maturity pertaining to the Loan;) (c) the Borrower’s intention to pay the interest that will accrue up to the Preferred Date of Repayment before Maturity (inclusive) on the principal for which repayment before maturity is preferred (hereinafter referred to “Accrued Interest”) on the same day; and (d) the preferred date of repayment before maturity up to 15 Business Days before the day on which the Borrower wishes to make the repayment before maturity (hereinafter referred to as “Preferred Early Repayment Date.” Immediately upon receipt of notice from the Borrower, the Agent shall notify the content of items (a) to (d) of this paragraph to the Lender with Repayment Before Maturity, and the Lender with Repayment before Maturity shall notify the Agent of its consent to or refusal of said repayment before maturity up to ten (10) Business Days prior to the Preferred Early Repayment Date.. Moreover, if the aforesaid notice from a Lender with Repayment before Maturity has not been delivered to the Agent by the day that falls ten (10) Business Days before the Preferred Early Repayment Date, it said Lender with Repayment before Maturity shall be deemed to not have consented to the Repayment before Maturity. The Agent shall make a decision on the feasibility of the Repayment before Maturity and notify the Borrower and the Lender with Repayment before Delivery of said decision by the day that falls eight (8) days before the Preferred Early Repayment Date..

(3)    If Repayment before Maturity has been accepted under Article 13 (2), the Lender with Payment before Maturity shall notify the Borrower and the Agent of the Settlement Amount two (2) Business Days prior to the Preferred Early Repayment Date. The Borrower shall pay the sum of the principal of the Loan to be repaid before maturity, the relevant accrued interest and the Settlement Amount, on the Preferred Early Repayment Date under the provisions of Article 18.

Article 14 (LATE PAYMENT CHARGE(S))

(1)    If the Borrower falls into arrears in paying its debt to a Lender or the Agent under this Agreement, the Borrower shall promptly pay late payment charges calculated by multiplying the amount of the arrears (hereinafter referred to as “the arrears”) by the pro rata rate of an annualized rate of 14% (provided that said does not violate any law or regulation) for the period from the day (inclusive) the debt should have been paid to the day (inclusive) on which all the arrears are paid, as soon as the Borrower receives a bill for same from the Agent, under the provisions of Article 18..

(2)    The method of calculating the late payment charges of Article 14 (1) shall involve including the first and the last day in the number of days of the period in question, basing the daily rate on a 365-day year, doing division at the end of the calculation and then discarding any amount less than one (1) yen,

Article 15 (COMMITMENT FEE)

(1)    The Borrower shall pay a Lender the amount calculated by multiplying the average balance of the Unused Maximum Loan Amount of the Lender for each Commitment Fee Calculation Period by the Commitment Fee Rate on whichever day within the period of five (5) Business Days from the ending day of the Commitment Fee Calculation Period the Agent communicates to the Borrower and All Lenders. In the event of a change in a Lender’s

Maximum Loan Amount due to an execution or a repayment of an Individual Loan, or under the provisions of Article 2 (5), each Unused Maximum Loan Amount of the Lender in question on the date of said execution or repayment or change shall be used as the Unused Maximum Loan Amount increased or decreased as a result of said execution or said repayment or said change. The calculation of Commitment Fees under this Agreement by the Agent shall be definite and binding, unless said calculation is clearly erroneous..

(2)    Notwithstanding the provisions of Article 15 (1), if All Lenders are exempt from Lending Obligations in accordance with the provision of Article 9 (3), the Borrower shall not bear responsibility for paying any Lender the Commitment Fee for the Loan Unavailability Period of All Lenders.

(3)    Notwithstanding the provisions of Article 15 (1), if the figure (expressed as a percentage) for any nonbank Lender (defined throughout this paragraph as a lender registered under Article 3 (1) of the Money Lending Business Act,) calculated on the ending day of any Commitment Fee Calculation Period, according to the formula below, with respect to the Commitment Fee Calculation Period in question exceeds 15% on an annualized basis, the Borrower shall not bear responsibility for paying the interest or Commitment Fee calculated on the portion of said figure exceeding 15% on an annualized basis, calculated according to the formula below, to said nonblank Lender. Moreover, the Agent shall not be responsible for checking whether a figure calculated by the formula in question exceeds 15% on an annualized basis..

Formula: (The total of the commitment fees payable to said nonbank Lender + the sum of the interest and Settlement Fees pertaining to all Individual Loans pertaining to said nonbank Lender) ÷ (the total of the average principal balance of all Individual Loans pertaining to said nonbank Lender) ×365 ÷ (the actual number of days in the Commitment Fee Calculation Period)(%)

(4)    The method of calculating Commitment Fees under Article 15 (1) shall involve including the first and the last day in the number of days of the period in question, basing the daily rate on a 365-day year, doing division at the end of the calculation and then discarding any amount less than one (1) yen,

Article 16 (AGENT FEES)

The Borrower shall pay Agent Fees in relation to Agent Services stipulated under this Agreement and carried out by the Agent, as separately agreed by the Borrower and the Agent.

Article 17 (MISCELLANEOUS EXPENSES, TAXES AND PUBLIC DUES, AND SETTLEMENT AMOUNTS)

(1)             The Borrower shall bear all expenses arising in relation to this Agreement and the preparation, change or revision of documents related thereto (including legal fees), and all expenses arising from securing and exercising the rights and performing the obligations of Lenders and the Agent under this Agreement and documents related to this Agreement (including legal fees) except where such bearing of expense would be in breach of a law or regulations and, when a Lender or the Agent has borne said expense/s on behalf of the Borrower, the Borrower shall promptly pay same in accordance with the provisions of Article 18 as soon as the Borrower receives a bill for same from the Agent.

(2)             The Borrower shall bear all stamp duty and similar taxes and public duties that arise in relation to the preparation, change or execution of this Agreement and documents related thereto and when a Lender or the Agent has borne said expense/s on behalf of the Borrower, the Borrower shall promptly pay same in accordance with the provisions of Article 18 as soon as the Borrower receives a bill for same from the Agent.

(3)             In the event that the principal of an Individual Loan of a Lender has been repaid or set off prior to the Reimbursement Date of said Individual Loan, for a reason not attributable to the Lender, if the Reinvestment Rate pertaining to the repaid or set off Individual Loan is lower than the applicable interest of that Individual Loan, the Borrower shall pay the Lender a Settlement Fee pertaining to said repayment or offset on the same day as the day of said repayment or offset under Article 18.

Article 18 (PERFORMANCE OF BORROWER’S OBLIGATIONS)

(1)             In order to a discharge its obligations under this Agreement, the Borrower shall credit, to an extent that does not violate a Laws or Regulation, the Agent’s Account by the Time of Payment for an obligation for which the Reimbursement Date has been set forth in this Agreement, and immediately upon request of the Agent for an obligation for which the Reimbursement Date has not been set forth herein. In such a case, the Borrower’s obligation to a Lender or the Agent shall be deemed to have been performed at the point when the Agent’s account is thus credited. However, if a New Refinancing Loan is executed pursuant to the first proviso of Article 7 (1), under an application of Article 5 (6), The Time of Payment pertaining to the principal of the Outstanding Individual Loan Amount of the Previous Loan shall be extended to the time when said New Refinancing Loan is executed, pursuant to the first proviso of Article 7 (1) and ,the obligation of the principal of the Individual Loan pertaining to the Previous Loan shall be deemed to have been performed. at the point when said New Refinancing Loan was executed, pursuant to the first proviso of

Article 7 (1). Moreover, if a New Refinancing Loan is executed pursuant to the provisions of the second proviso of Article 7 (1), the obligation to repay the principal amount of the Previous Loan, which corresponds to the executed amount of the Individual Loan of the New Refinancing Loan, shall be deemed to have been performed at the point deemed to be the time of execution of the New Refinancing Loan.

(2)             Unless otherwise provided for herein, the Borrower may not, in violation of paragraph (1), pay money directly to any Lender other than the Agent for obligations under this Agreement. A Lender in receipt of such a payment shall immediately pay the money thus received to the Agent and, the obligation related to said money shall be deemed to have been performed upon the receipt of same by the Agent. Moreover, the Borrower may not perform an obligation under this Agreement by payment in substitutes without the prior written approval of the Agent and All Lenders.

(3)             Payment made by the Borrower hereunder shall be appropriated in the following order. However in a case in which a New Refinancing Loan is executed on the basis of an application pursuant to Article 5 (6), the provision of proviso to paragraph (1) shall be preferentially applied to the obligations related to the principal of the Individual Loan pertaining to the Previous Loan.

(i)                  Costs or expenses payable by the Borrower under this Agreement, which have been borne by the Agent on behalf of the Borrower, Agent Fees and Late Payment Charges pertaining to such costs and expenses

(ii)               Costs or expenses payable by the Borrower to a third party under this Agreement

(iii)            Costs or expenses payable by the Borrower under this Agreement, which have been borne by a Lender on behalf of the Borrower and Late Payment Charges pertaining to such costs and expenses

(iv)           Late Payment Charges (except Late Payment Charges prescribed in Article 18, paragraphs (1) and (3)) and Settlement Fees

(v)              Commitment Fees

(vi)           Interest on Loans

(vii)        Principal of Loans

(4)             If in the appropriation of paragraph (3), the appropriated amount falls short of the amount of an item, the amount remaining after the appropriation to any preceding item/s shall be appropriated to the first item in the ranked obligations the payment fails to pay in full (hereinafter referred to as “Item Subject to Insufficient Payment”) in proportion to the percentage of the total payment obligations payable by the Borrower and due under said Item Subject to Insufficient Payment accounted for by the amount of each individual payment obligation of said payment obligations.

(5)             The Borrower shall not deduct taxes or public dues from the payments made for debts under this Agreement, except where required under a Law or Regulation. In a case in which a Tax or Public Due must be deducted from an amount payable by the Borrower, the Borrower shall add a necessary amount to the payment so that a Lender or the Agent can receive the amount receivable had said tax or public due not been levied. In such a case,  the Borrower shall send the certificate of the payment of the tax or public due issued by a tax-withdrawing taxation authority or any other regulatory agency in Japan, directly to the Lender or the Agent within thirty (30) days of the day the amount was paid.

Article 19 (DISTRIBUTION TO LENDERS)

(1)             In accordance with the provisions of this Article, the Agent shall promptly distribute to Lenders any balance remaining after subtracting the equivalent amount of Article 18 (3) (i) and (ii) from an amount paid by the Borrower under Article 18.

(2)             Prior to the distribution to Lenders by the Agent under Article 19, when: (a) a provisional seizure of a Loan Claim, a protective seizure or and an order of a seizure is serviced to the Borrower; (b) assignment pertaining to a Loan Claim is performed; or (c) reimbursement to a third party is made, the relationships, the rights and obligations of the Borrower, the Agent and Lenders shall be subject to the following provisions:

(a) (i) When the Agent has completed distribution to a Lender under Article 19 prior to receiving under Article 21 (5) notice from the Borrower of receipt of an order of provisional seizure, protective seizure or seizure:

The Agent shall not be responsible for any damage, loss, costs or expenses (referred to as “Damages” throughout Article 19) to an obligee effecting a provisional seizure, protective seizure or seizure, the Borrower, a Lender or any other third party, caused by the distribution, and the Lender shall handle such Damages at its own cost and on its own responsibility. The Lender shall compensate the Agent for any Damages attributable to the distribution paid by the Agent.

(ii)                    When, prior to the completion of the distribution to a Lender under Article 19 after performance of an obligation by the Borrower under the provisions of Article 18 (1) and (2), the Agent has received notice under Article 21 (5) from the Borrower of receipt of notice of an order of a provisional seizure, protective seizure or seizure of the Loan Claim pertaining to the distribution:

(i) The Agent may withhold the distribution under Article 19 of the money pertaining to the notice, and may deal with same in any other way the Agent deems reasonable. (ii) Pursuant to the appropriation method provided for in

Article 18 (3) and (4), the Agent shall distribute monies paid by the Borrower other than the money subject to the notice. The Agent shall not be responsible for any Damages to an obligee effecting a provisional seizure, protective seizure or seizure, the Borrower, a Lender or any other third party, caused by a solution by the Agent under item (i) of paragraph (2) or distribution by the Agent under item (ii) of paragraph (2), and the Borrower shall deal with such Damages at its cost and on its own responsibility. The Borrower shall compensate the Agent for any Damages attributable to the solution or distribution paid by the Agent.

(iii)                  When, prior to performance of an obligation by the Borrower under Article 18 (1) and (2), the Agent has received under Article 21 (5) notice from the Borrower of receipt of an order of provisional seizure, protective seizure or seizure:

Deeming any claim pertaining to the notice not to exist, the Agent shall conduct distribution by the appropriation provided for in Article 18 (3) and (4). The Agent shall not be responsible for any Damages to an obligee effecting a provisional seizure, protective seizure or seizure, the Borrower, a Lender or any other third party, caused by the distribution by the Agent, and the Borrower shall deal with such Damages at its cost and on its own responsibility. The Borrower shall compensate the Agent for Damages attributable to the solution or distribution paid by the Agent.

(b)              When an assignor or assignee has notified, in their joint names, the Agent of the fact of assignment pertaining to a Loan Claim under Article 30 (1). Moreover, this item shall be applied to an assignment of a Loan Claim under the provisions of Article 29, with “assignor” read as “title assignor” and “assignee” read as “title assignee.”

In such a case, on receipt of said notice, the Agent shall commence all office procedures required for immediately handling the assignee as an obligee pertaining to the Loan Claim, and until the Agent itself has notified the Borrower, the assignor and the assignee of the completion of the procedures, the Agent shall not be held responsible for treating the former Lender as a valid Lender. The Agent shall not be responsible for any Damages to the assignee or any other third party due to said treatment by the Agent, and the Borrower and the assignor pertaining to the Loan Claim shall handle such Damage at their costs and on their responsibilities. The Borrower and the assignor shall jointly compensate the Agent for Damages arising to the Agent from this item.

(c)               When a third party who has performed reimbursement under Article 31 (2) and the Lender who has received the reimbursement under Article 31 (2), in their joint names, or the Borrower acting alone, notify/notifies the Agent under Article 31 (2) of the fact of the reimbursement by the third party:

Immediately upon receipt of said notice from any of these persons, the Agent shall commence all office procedures required for operating a subrogation right received, and a loan received because of title change, by the third party, in a same manner as for handling the Loan Claim pertaining to the reimbursement. Until the Agent itself notifies the Borrower, the assignor and the said Lender of the completion of the procedures, the Agent shall not be held responsible for deeming the reimbursement by the third party not to be performed. The Agent shall not be responsible for any Damages to the third party or any other third party, and the Borrower and the Lender thus reimbursed by the third party shall handle such Damage at their costs and on their responsibilities. The Borrower and the Lender reimbursed by the third party shall jointly compensate the Agent for any Damages arising from this item..

(3)              Distribution to Lenders by the Agent shall be conducted in the order of Article 18, paragraph (3), items (3) to (7). Appropriation and Distribution for an Item Subject to Insufficient Payment shall be conducted pursuant to Article 18, where, notwithstanding the provisions of Article 18 (4). In such a case, notwithstanding the provisions of Article 18 (3) and (4), each Lender may determine the order of and the procedure for the appropriation to reimbursement for obligations of the Borrower toward relevant Lenders with respect to distributed amounts at its own discretion. If a Lender has appropriated the reimbursement in an order other than that provided for in Article 18 (3) and (4), the Agent may deem such an event as an appropriation conducted pursuant to Article 18 (3) and (4), may thereafter carry out distribution to each Lender, deeming the appropriation to have been performed pursuant to Article 18 (3) and (4) by All Lenders and, as long as such distribution has been conducted, the Agent shall not be responsible for any distributed amount different from the amount which has been appropriated by a Lender.

(4)             If a credit from the Borrower under Article 18 (1) is made at a time later than the Time of Payment, the Agent shall not be obliged to make the distribution set forth in paragraph (1) on the same day. In such a case, the Agent shall conduct the distribution upon receipt of the money from the Borrower. The Borrower shall bear any damages thus incurred by a Lender or the Agent.

(5)             Immediately upon receipt of a reasonable request from the Agent, a Lender thus requested shall give notice to the Agent of the amounts (including breakdowns) of claims the Lender has on the Borrower under this Agreement. In such a case, the obligation to carry out the distribution provided for in paragraph (1) shall lie with the Agent from the point all such notices are delivered to the Agent. Any damages to any Lender or the Agent due to an unreasonable delay of such a notice shall be borne by the Lender which was negligent in giving the notice.

(6)             The Agent may (but shall not be obliged to) carry out distribution to a Lender/Lenders by advancing money. Such advance does not mean performance of any obligation of the Borrower. If in a case in which the Agent has made such an advance, the Borrower does not perform the obligation pertaining to the conducted advance of money by the Time of Payment, the Lender who has received a distribution by the advance under Article 19 shall return the amount of the distribution to the Agent immediately upon receipt of a request from the Agent to do so. Immediately upon request of the Agent, the Lender shall pay the Agent the cost required for the advance according to the amount of the money advanced. If the Lender has paid the Agent the cost of the advance, the Borrower shall reimburse the Lender for the cost. If the Agent has completed the procedures for making an advance payment of the distribution to the Agent prior to receiving the notice of receipt of an order of a provisional seizure, protective seizure or seizure from the Borrower under Article 21 (5), the Agent shall not be held responsible for any damages to an obligee effecting a provisional seizure, protective seizure or seizure, the Borrower, a Lender or any other third party caused by the advance by the Agent, and the Borrower shall handle the event at its cost and on its own responsibility. The Borrower shall reimburse the Agent for any damages incurred by the Agent as a result of the advance payment of the distribution (including but not limited to money payable to the Agent by the Lender, as provided for in the third and fourth sentences of Article 19 (6), but remaining unreimbursed or unpaid).

Article 20 (Declarations and Guarantees of the Borrower)

The Borrower declares to and guarantees the Lenders and the Agent that the statements of the following items are true and correct as of the Effective Date and the execution time/s of the Individual Loan/s, and as of any Commitment Deadline then in effect if Scheduled Terms for Extension specified in Article 32(3)(i) has been submitted by the Agent to the Borrower and the consenting Lender/s pursuant thereto

(i)                  The Borrower is a stock company duly organized and validly existing under the laws of Japan.

(ii)               The Borrower’s execution and performance of this Agreement and the transactions conducted thereunder fall within the scope of the purpose authorized for the Borrower as a company and, in this connection, the Borrower has completed all the procedures required under the Applicable Laws or the Borrower’s articles of incorporation and other in-house rules.

(iii)            The Borrower’s execution and performance of this Agreement and its transactions conducted thereunder will not: (a) violate the Applicable Laws binding on the Borrower, (b) violate the Borrower’s articles of incorporation or any other in-house rules, and (c) breach any agreement with a third party to which the Borrower is a party or which places a restriction on the Borrower or its property.

(iv)           The individual who is to set the signature or name and seal on this Agreement for the Borrower is duly authorized to represent the Borrower and execute this Agreement for the Borrower on the basis of the procedures required under the Applicable Laws or the Borrower’s articles of incorporation and other in-house rules.

(v)              This Agreement has a legally binding effect on the Borrower, and this Agreement is legally enforceable in accordance with the respective provisions thereof.

(vi)           Financial Documents prepared by the Borrower (meaning audited Financial Statements, if the Borrower’s Financial Statements are required to be audited under the Applicable Laws, or if they have been audited under any other circumstance), (or Reports prepared by the Borrower, if applicable,) have been lawfully created and are accurate according to generally accepted accounting principles in Japan.

(vii)        With regard to the information provided by the Borrower to the Agent or the Lenders in the context of this Agreement, no material change has occurred which is likely to significantly affect the Borrower’s performance of its obligations under this Agreement, or no material change has occurred since the close of the Fiscal Year ended March 2012 which is likely to cause a decline in the Borrower’s business, assets, or financial condition as indicated in the Financial Statements prepared by the Borrower (meaning audited Financial Statements, if the Borrower’s Financial Statements are required to be audited under the Applicable Laws, or if they have been audited under any other circumstance) (or the Reports prepared by the Borrower if applicable,) for the same Fiscal Year and other accounting documents, and thereby significantly affect the Borrower’s performance of its obligations under this Agreement.

(viii)     No litigations, arbitrations, administrative procedures, or other disputes have been commenced or are likely to be commenced in relation to the Borrower which have or are likely to have any significant adverse effect on the performance of its obligations under this Agreement.

(ix)           Facts specified in any item of Article 22(1) or 22(2), and facts constituting the grounds specified therein by either or both of notice and lapse of time, have not occurred and are unlikely to occur.

(x)              The Borrower is not a person or entity falling under those listed in (a) through (n) below.

(a)                   An organized crime group (meaning a group likely to encourage its members

(including members belonging to the bodies constituting the said group) to collectively or regularly conduct violent unlawful acts, etc.; the same shall apply hereinafter in this item (x))

(b)                   An organized crime group member (meaning a member of an organized crime group; the same shall apply hereinafter in this item (x))

(c)                    An individual for whom five years have not yet elapsed since he/she had ceased to be an organized crime group member

(d)                   A quasi member of an organized crime group (meaning an individual who it not an organized crime group member but has a relationship with an organized crime group, who is likely to conduct violent unlawful acts, etc., relying on the power of the organized crime group, or who supplies funds, weapons, or other items to any organized crime group or organized crime group member or cooperates in or gets involved in the operation and continuation of an organized crime group in any other manner; the same shall apply hereinafter in this item (x))

(e)                    A firm associated with an organized crime group (meaning a firm substantially involving an organized crime group member in its operation, or a firm operated by a quasi member of an organized crime group or by a former organized crime group member, which supplies funds to the organized crime group or actively cooperates in or gets involved in the operation and continuation of an organized crime group in any other manner, or which actively uses the organized crime group in the course of performing the firm’s business and thereby cooperates for the operation and continuation of the organized crime group)

(f)                     A corporate blackmailer, etc. (meaning a corporate blackmailer, extortionist, or the like who is likely to conduct violent unlawful acts, etc. against enterprises, etc. in pursuit of illicit gains and thus poses a threat to the security of civic life)

(g)                    An extortionist using social or other activities as camouflage (meaning an individual fictitiously professing to be engaged in social activities or political activities who is likely to conduct violent unlawful acts, etc. in pursuit of illicit gains and thus poses a threat to the security of civic life)

(h)                   A special intelligence-oriented crime group, etc. (meaning a group or individual becoming a key part in structural injustice, other than those listed in (a) through (g) above, relying on the power of an organized crime group and using its power, or keeping a financial relationship with an organized crime group)

(i)                       Any other person equivalent to those listed in (a) through (h) above

(j)                      A person having a relationship with any of those listed in (a) through (i) above

(hereinafter collectively referred to as “antisocial forces” in this item (x)) whose operation is found to be controlled by such antisocial forces

(k)                   A person having a relationship with antisocial forces whose operation is found to involve participation of such antisocial forces

(l)                       A person having a relationship with antisocial forces who is found to exploit antisocial forces in pursuit of the person’s own or a third party’s illicit gains, with the intention of causing damage to a third party, or for any other wrongful purposes

(m)               A person having a relationship with antisocial forces who is found to supply funds or afford other benefits to antisocial forces, or to get involved in such antisocial forces in any other manner

(n)                   A person for which any of its officers and other individuals substantially involved in its operation has a relationship with antisocial forces deserving of social disapproval

Article 21 (Commitments of the Borrower)

(1)              The Borrower shall ensure that the steps specified in the following items will be implemented at its own cost throughout the period following the Effective Date until the Loan Commitments of all the Lenders expire and the Borrower’s obligations to the Lenders and the Agent under this Agreement are fully performed.

(i)                  If a fact specified in any item of Article 22(1) or 22(2), or a fact constituting the grounds specified therein by either or both of notice and lapse of time, has occurred or is likely to occur, the Borrower shall immediately report it to the Agent and all the Lenders.

(ii)               If the Borrower has prepared Financial Statements, the Borrower shall promptly submit their copies to the Agent and all the Lenders; provided that, if the Borrower has prepared Reports, their copies shall be submitted to the Agent and all the Lenders, instead of copies of the Financial Statements, promptly after such Reports have been submitted to the director-general of the competent finance branch bureau. In this regard, if such reports are electronically disclosed by the Borrower using the electronic disclosure system for Securities Reports and other disclosure documents under the Financial Instruments and Exchange Act of Japan (meaning the Electronic Data Processing System for Disclosure set forth in Article 27-30-2 of the same Act, i.e., EDINET), the submission of their copies to the Agent and all the Lenders shall be deemed to have been completed at the time of such electronic disclosure. If the Agent or any Lender requests that copies of such reports be submitted, the Borrower shall promptly submit them to the Agent or the Lender. When the Borrower prepares

Financial Statements (or Reports, if applicable), they shall be created lawfully and accurately according to generally accepted accounting principles in Japan.

(iii)            If the Borrower has prepared Financial Statements or Securities Reports for the Fiscal Year ending on or after the date of this Agreement, the Borrower shall promptly submit to the Agent and all the Lenders a written report in the form specified in Exhibit 4 attached to this Agreement to allow for verification of the status of compliance with the provision of Article 31(1).

(iv)           If requested by the Agent or by any Lender through the Agent, the Borrower shall immediately report the status of its assets, business operation or business conditions, or those of its Subsidiaries and Affiliates to the Agent and all the Lenders, and properly facilitate their reasonable inspection of the reported status

(v)              If any material change occurs, or is likely to occur by lapse of time, in any assets, business operation, or business conditions of the Borrower or its Subsidiary or Affiliate, or if any litigation, arbitration, administrative procedure, or other dispute involving the Borrower is commenced or is likely to be commenced which significantly affects or is likely to affect the Borrower’s performance of its obligations under this Agreement, the Borrower shall immediately report it to the Agent and all the Lenders.

(vi)           If the Borrower or its Subsidiary or Affiliate carries out an entity conversion (as defined in Article 2(xxvi) of the Companies Act of Japan; the same shall apply hereinafter in this item (vi)), or if the Borrower or its Subsidiary or Affiliate revises its articles of incorporation to stipulate that any organ set forth in Article 326(2) of the same Act is to be newly established or not to be established, the Borrower shall report it to the Agent and all the Lenders at least 15 business days prior to the date of the entity conversion or the effective date of the revised articles of incorporation.

(vii)        If the statement of any item of Article 20 is found to be untrue, the Borrower shall immediately report it to the Agent and all the Lenders.

(2)              The Borrower agrees that, if the Majority Lender/s determines/determine that it is necessary to preserve its/their claim/s receivable from the Borrower under this Agreement, followed by their written request given to the Borrower through the Agent, the Borrower shall immediately provide security to the respective Lender/s and the Agent on a pari passu basis in the form and substance satisfactory to the Majority Lender/s and the Agent, for which the Borrower’s assets designated by the Majority Lender/s and the Agent shall be specified as the security and the claims of all the Lenders and the Agent receivable from the Borrower under this Agreement shall be specified as secured claims.

(3)              The Borrower shall ensure compliance with the requirements specified in the following items respectively throughout the period following the Effective Date until the Loan

Commitments of all the Lenders expire and the Borrower’s obligations to the Lenders and the Agent under this Agreement are fully performed.

(i)                  The Borrower shall maintain all permits, licenses, etc. necessary to operate its main business and continue such main business in compliance with all Applicable Laws.

(ii)               The Borrower shall not change its main line of business.

(iii)            Except otherwise required under the Applicable Laws, all the obligations payable under this Agreement shall not be subordinate to the payments of other unsecured and unsubordinated obligations (including unsecured obligations arising from secured loans which cannot be fully recovered by cash converted from the collateral security) and shall rank equally with or higher than such obligations.

(iv)           The Borrower shall not conduct or have its Subsidiary or Affiliate conduct a merger, a company split, share exchange, share transfer, transfer of the whole or part of its business or assets to a third party (including transfer for sale-and-leaseback), capital reduction, or acquisition of the whole or part of a third party’s important business or assets, which has or is likely to have a significant adverse effect on the Borrower’s performance of its obligations under this Agreement, without the consent of the Agent and all the Lenders.

(v)              The Borrower shall not become a person or entity falling under those listed in (a) through (n) of Article 20(x).

(vi)           The Borrower shall not conduct or have any third party conduct an act falling under those listed in (a) through (e) below.

(a)                    Making a violent demand

(b)                    Making an undue demand beyond the legal responsibility

(c)                     Behaving in an intimidatory manner, or employing violence in connection with any transaction

(d)                    Spreading rumors, using fraudulent means, or resorting to physical violence to discredit any Lender or the Agent or obstruct their businesses

(e)                     Any other act equivalent to those listed in (a) through (d) above

(4)              (i)                 The Borrower shall ensure that each of the amounts indicated in the net assets section of the Borrower’s parent-only balance sheet as of the last day of each Fiscal Year shall not fall below 75% of the corresponding amount posted in its parent-only balance sheet as of the last day of the immediately preceding Fiscal Year, or 75% of the corresponding amount posted in its parent-only balance sheet as of the last day of the Fiscal Year ended March 2012, whichever is the higher.

(ii)               The Borrower shall ensure that each of the amounts indicated in the net assets section of the Borrower’s consolidated balance sheet as of the last day of each Fiscal Year shall not fall below 75% of the corresponding amount posted in its consolidated balance sheet as of the last day of the immediately preceding Fiscal Year, or 75% of the corresponding amount posted in its consolidated balance sheet as of the last day of the Fiscal Year ended March 2012, whichever is the higher.

(iii)            The Borrower shall ensure that it will not post an ordinary loss in its parent-only profit and loss statement for each Fiscal Year.

(iv)           The Borrower shall ensure that it will not post an ordinary loss in its consolidated profit and loss statement for each Fiscal Year.

(5)              If the Borrower receives a written order of provisional attachment, preservative attachment, or attachment in relation to any Loan Claim, the Borrower shall immediately notify all the Lenders through the Agent by sending a notice letter accompanied by a copy of the said order to the Agent.

Article 22 (Grounds for Forfeiture of Benefit of Time)

(1)              Where any of the events specified in the following items occur, the Borrower shall automatically forfeit the benefit of time with regard to all of its obligations owed to the Agent and all the Lenders under this Agreement, even without any notice or demand from the Lenders or the Agent, and the principal of the respective Loan and interest thereon, as well as the Settlement Amount and all other amounts that the Borrower is obligated to pay under this Agreement, shall be immediately paid pursuant to Article 18, in which event the Loan Commitments of all the Lenders shall be extinguished.

(i)                  Suspension of payments is declared for the Borrower, or a petition for the commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, special liquidation, or other similar legal liquidation proceedings (including equivalent petitions filed outside Japan) are filed against the Borrower, or such proceedings are commenced.

(ii)               The Borrower has adopted a resolution for dissolution or receives a dissolution order (except for dissolution of the Borrower due to an absorption-type merger or incorporation-type merger).

(iii)            The Borrower abolishes its business.

(iv)           The Borrower is suspended from transactions with a clearinghouse.

(v)              With regard to the Borrower’s claims as a depositor or other claims receivable from the Lenders, an order or notice of attachment, provisional attachment, or preservative attachment (including any arrangement under equivalent procedures outside Japan) is issued, or a judicial decision to order execution of attachment or preservative attachment is made.

(2)              Where any of the events specified in the following items occur, the Borrower shall, upon notice from the Agent to the Borrower based on a request of Majority Lenders, forfeit the benefit of time with regard to all of its obligations owed to the Agent and all the Lenders, and the principal of the respective Loan and interest thereon, as well as the Settlement Amount and all other amounts that the Borrower is obligated to pay under this Agreement, shall be immediately paid pursuant to Article 18, in which event the Loan Commitments of all the Lenders shall be extinguished.

(i)                  The Borrower fails to punctually perform its monetary obligation owed to any Lender or the Agent, in whole or in part, regardless of whether it is a monetary obligation under this Agreement or any other agreement.

(ii)               It is found that the statement of any item of Article 20 is not true and correct.

(iii)            Except for the case referred to in item (i) above, the Borrower breaches any of its duties in this Agreement (or, if such breach is correctable, the Borrower’s breach remains uncorrected for 10 business days or more after its occurrence).

(iv)           An order or notice of attachment, provisional attachment, preservative attachment, or provisional disposition (including any arrangement under equivalent procedures outside Japan) is issued, or auction procedures are commenced, regarding a security established by the Borrower for the benefit of the Lenders,.

(v)              The Borrower forfeits the benefit of time with regard to the corporate bonds issued by it.

(vi)           The Borrower fails to punctually perform its monetary obligations other than those assumed in this Agreement, in whole or in part, or forfeits the benefit of time with regard to any such obligations, or the Borrower fails to punctually perform a guarantee obligation assumed by it to guarantee a third party’s obligation, in whole or in part.

(vii)        The Borrower suspends its business, or receives a disposition to suspend its business from a competent governmental organization or other authority.

(viii)     A petition for specified conciliation is filed in relation to the Borrower.

(ix)           In a case other than what is described in any of the preceding items, the Borrower’s business or financial condition deteriorates or is likely to deteriorate, and it is therefore found necessary to take the steps described in this paragraph (2) to preserve the claims.

(3)              If a notice referred to in paragraph (2) is delayed or does not arrive for any reason attributable to the Borrower, the Borrower shall forfeit the benefit of time with regard to all of its obligations under this Agreement at the time at which such notice should have normally arrived, and the principal of the respective Loan and interest thereon, as well as the Settlement Amount and all other amounts that the Borrower is obligated to pay under this

Agreement, shall be immediately paid pursuant to Article 18, in which event the Loan Commitments of all the Lenders shall be extinguished.

(4)              If the occurrence of an event described in any of items (i) through (iv) of paragraph (1) above or any item of paragraph (2) above comes to the attention of any Lender, the Lender shall immediately report it to the Agent, and the Agent shall notify all other Lenders of the occurrence of the event. If the occurrence of an event described in item (v) of paragraph (1) comes to the attention of the Lender that is the obligor of the claim in question, the Lender shall report the occurrence of the said event to the Borrower, all other Lenders, and the Agent.

(5)              Even where the Borrower incurs any damage, loss, or costs because of the forfeiture of the benefit of time with regard to all of its obligations under this Agreement, following the occurrence of an event specified in any item of paragraph (1) or (2) above (including, but not limited to, the event where Article 20(x) is found to be untrue, and the event where Borrower breaches any of its duties specified in item (v) or (vi) or Article 21(3)), the Borrower shall not demand any compensation for such damage, loss, or expenses against the Agent or any Lender, and the Borrower shall fully indemnify the Agent and all Lenders against any damage, loss, or expenses that may be incurred.

Article 23 (Set-Offs and Enforcement of Security Interests)

(1)              If the Borrower is required to perform its obligations owed to the Agent or any Lender due to arrival of the time limit, forfeiture of the benefit of time, or any other reason, the Agent or the Lender in question may: (a) notwithstanding the provision of Article 18(2), set off the claims receivable from the Borrower under this Agreement against the Agent’s or Lender’s obligations owed to the Borrower as a depositor or other obligations, regardless of whether such obligations have become due and payable; and (b) receive reimbursements for various deposits on behalf of the Borrower, and appropriate reimbursed amounts to the performance of the Borrower’s obligations, without prior notification or prescribed procedures. In the case of such set-off or performance and appropriation, the calculation of interest, the Settlement Amount, late payment charges, and other amounts for the relevant claims and obligations shall be made on the assumption that those claims and obligations are to be extinguished as of the date of the calculation, that the interest rates used for this calculation shall be subject to the provisions of the applicable agreement, and that the foreign exchange rate used for this calculation shall be the market rate prevailing at the time of the calculation, to be reasonably determined by the Agent or the Lender in question.

(2)             Only when it is necessary for the Borrower to preserve its claims as a depositor or other claims receivable from the Agent or any Lender which have become due and payable, the

Borrower may, notwithstanding the provision of Article 18(2), set off such claims against the obligations owed under this Agreement to the Agent or the Lender in question for which the Due Date has arrived. In this case, the Borrower shall send a notice of the set-off and promptly submit to the Agent or the Lender the instrument or bankbook for the depositor claims or other claims used for the set-off with the registered seal affixed thereon. In the case of such set-off, the calculation of interest, late payment charges, etc. for the relevant claims and obligations shall be made on the assumption that those claims and obligations are to be extinguished as of the date of arrival of the said set-off notice, that the interest rates used for this calculation shall be subject to the provisions of the applicable agreement, and that the foreign exchange rate used for this calculation shall be the market rate prevailing at the time of the calculation to be reasonably determined by the Agent or the Lender in question.

(3)              If the Borrower is required to perform its obligations owed to the Agent or any Lender due to arrival of the time limit, forfeiture of the benefit of time, or any other reason, the Agent or the Lender in question may, notwithstanding the provision of Article 18(2), enforce the security interest (including revolving mortgages, statutory liens, rights of retention, and other security interests set forth in the Applicable Laws; the same shall apply hereinafter) to perform their claims receivable from the Borrower under this Agreement. The enforcement of the security interest may be realized in the form of extension of the security interest to proceeds of collateral, or in the form of receiving the assets covered by the security interest through substitute performance or collecting receivables from disposition of such assets by private contract; the same shall apply hereinafter.

(4)              If any set-off or performance and appropriation is made pursuant to paragraph (1) or (2) above, or if a security interest is enforced pursuant to paragraph (3) above, the Agent shall be promptly notified of the details in writing by the Lender in question when paragraph (1) or (3) applies, and by the Borrower when paragraph (2) applies. If unreasonable delay in such notification causes any damage, loss, or expenses to any Lender or the Agent, the Borrower or the Lender that failed to give prompt notice shall bear such damage, loss, or expenses.

Article 24 (Equitable Adjustment among the Lenders and the Agent)

(1)              If the Borrower’s obligation owed to any Lender under this Agreement is extinguished under any circumstance not based on Articles 18 and 19 (excluding such circumstances where any set-off or performance and appropriation is made pursuant to Article 23(1) or 23(2)) (the Lender above mentioned being hereinafter referred to as the “Lender with the extinguished obligation”), the Agent and all the Lenders shall, except as otherwise specified in this Agreement, carry out equitable adjustment among the Agent and the Lenders by means of assignment of claims or acceptance of assignment of claims pursuant to the following items, or through other reasonable measures, in order to produce an effect equivalent to the case where the obligations owed to the Agent and the Lenders have been performed and extinguished pursuant to Articles 18 and 19. In the event that the Agent and all the Lenders fail to reach a consensus on the assignment of claims or the acceptance of the assignment of claims, or on other reasonable measures for equitable adjustment, all the Lenders shall follow a measure to be decided by the Agent in its sole discretion. However, if equitable adjustment among the Lenders and the Agent as specified in this paragraph (1) is expected to be implemented by means of assignment of claims (including, but not limited to, the case specified in item (ii) below), the Lender expected to be the Assignor of the relevant claims shall be entitled to refuse such assignment. Even in the event where such assignment has been refused, the unused portion of the maximum loan amount shall be calculated on the assumption that such assignment has been made.

(i)                  The Agent shall identify the claims which might have been paid to other Lenders and the Agent on the assumption that the amounts of the obligations extinguished had been paid to the Agent pursuant to Article 18(1) at the time of their extinguishment (other Lenders and the Agent in this context being hereinafter collectively referred to as “Other Lenders”) pursuant to Articles 18 and 19, and the Agent shall then calculate the amounts of the claims so identified.

(ii)               Among the claims of the Other Lenders identified by the Agent pursuant to item (i) above, the claims corresponding to the amounts calculated by the Agent pursuant to item (i) above shall be purchased by the Lender with the extinguished obligation from the Other Lenders at face value.

(iii)            If the claims have been purchased pursuant to item (ii) above, the Other Lenders that sold such claims shall at their cost notify the Borrower by sending an instrument with a certified date set forth in Article 467 of the Civil Code of Japan, promptly after the sale of such claims.

(2)              Notwithstanding the provisions of paragraph (1) above, equitable adjustment among the Lenders and the Agent shall not be made in the case where the Borrower’s obligation under this Agreement is extinguished by reason of any set-off or performance and appropriation made pursuant to Article 23(1) or 23(2), in the case where a Lender has enforced the security interest pursuant to Article 23(3), in the case where the Lenders are to receive proceeds from the performance of their claims receivable from the Borrower under this Agreement as a result of an auction implemented based on a third party’s compulsory execution or enforcement of security interest, in the case where sale by private contract is made for the target assets of the security interest established to secure the Loan Claims under this Agreement, or the claims containing such Loan Claims for which the Lenders are specified as security interest holders, and the amounts received from such sale are then paid directly to the said Lenders to perform the obligations under this Agreement, or in the case where substitute performance is made for the target assets of the security interest established to secure the Loan Claims under this Agreement, or the claims containing such Loan Claims for which the Lenders are specified as security interest holders, and the obligations owed to the Lenders under this Agreement are then extinguished.

Article 25 (Rights and Obligations of the Agent)

(1)              Based on the entrustment from the Lenders, the Agent shall carry out the Agent Services and exercise authority for the benefit of all the Lenders, and, when providing the Agent Services, the Agent shall exercise the authority deemed normally necessary or proper by the Agent. The Agent shall not assume any duties other than those explicitly specified in the provisions of this Agreement, and the Agent shall not be responsible or liable in any respect for any Lender’s failure to perform its duties under this Agreement. Given that the Agent shall be an agent for the Lenders, the Agent shall not act as an agent for the Borrower unless otherwise specified elsewhere herein.

(2)             The Agent shall be entitled to rely on, and act based on, communications, documents, and other written materials which are considered to be authentic and correct, and which are considered to have been signed, sealed and issued by the appropriate person (including a Loan Application received from the Borrower by facsimile pursuant to Article 5(1)), as well as written opinions and explanation provided by experts reasonably appointed by the Agent to the extent necessary in relation to this Agreement.

(3)              To fulfill the responsibility and exercise the authority specified in this Agreement, the Agent shall exert the due care of a prudent manager.

(4)              Except in the event of their willful misconduct or gross negligence, the Agent or its directors, employees, or proxies shall not in any way be responsible or liable to the Lenders for any action or inaction under or in relation to this Agreement. The Lenders shall jointly and severally indemnify the Agent against such obligations, damages, losses, and expenses (including, but not limited to, costs expended for the purpose of avoiding or recovering any loss or damage, such as attorneys’ fees) as assumed or incurred by the Agent to fulfill its responsibility under this Agreement, to the extent not reimbursed by the Borrower. However, if the Agent concurrently serves as a Lender, the Lenders other than the Agent shall jointly and severally indemnify the Agent in the amount equal to the balance obtained by deducting the amount to be shared by the Agent as a Lender from the sum of the expenses referred to in the preceding sentence. In this regard, the amount to be shared by the Agent as a Lender shall be calculated in proportion to its Commitment Percentage (provided that, after termination of the Loan Commitments of all the Lenders, the ratio of the total principal amount for this Lender’s Outstanding Individual Loan Amount against the then Aggregate Loan Balance shall be used, instead of the aforesaid Commitment Percentage (the same shall apply hereinafter), and further provided that, if there is any Lender incapable of performing such indemnification obligation, the ratio obtained by dividing the Commitment Percentage of the Lender serving as the Agent by the sum of the Commitment Percentages of all the Lenders other than the incapable Lender shall be used).

(5)              If instructed by Majority Lenders in writing, the Agent shall act in conformity with this instruction insofar as it is lawful, in which event the Agent shall not in any way be responsible or liable for any result arising from such action to the Borrower or the Lenders.

(6)              Unless and until the Agent receives notice from the Borrower or any Lender of an event specified in any item of Article 22(1) or 22(2) or an event constituting the grounds specified therein by one or both of notice and lapse of time, the Agent shall be deemed to be unable to learn of the existence of the said event.

(7)              Given that the Agent makes no warranty as to the validity of this Agreement and the statements represented in this Agreement, each Lender shall examine the Borrower’s creditworthiness and other necessary matters based on the documents and other information determined adequate by the respective Lender, and enter into this Agreement and conduct the transactions described in this Agreement on the respective Lender’s own judgment.

(8)              If the Agent concurrently serves as a Lender, its rights and obligations as a Lender under this Agreement shall be equal to those of other Lenders, regardless of its duties as the Agent under this Agreement. In addition, the Agent may conduct generally accepted banking transactions with the Borrower outside this Agreement. In this case, the Agent shall have no obligation to disclose any information concerning the Borrower acquired in the course of transactions outside this Agreement to other Lenders (any information received from the Borrower, unless clearly indicated to be based on this Agreement, shall be deemed to have been provided based on transactions outside this Agreement, and the Agent shall not be obligated to disclose it to other Lenders). Furthermore, the Agent shall have no obligation to distribute to other Lenders any amounts received from the Borrower in transactions outside this Agreement.

(9)              If the Agent concurrently serves as a Lender, the amounts to be distributed to the Lenders under Article 19 shall be calculated in the following manner: the amounts to be distributed to the Lenders other than the Agent shall be obtained by rounding down fractions of one yen, and the amount to be distributed to a Lender concurrently serving as the Agent shall be obtained by subtracting the sum of the amounts to be distributed to all other Lenders from the total amount distributed.

(10)       Except in the case referred to in paragraph (9), fractions of one yen required to be processed under this Agreement shall be processed in any manner deemed appropriate by the Agent.

(11)       Decisions about the interest rate, Loan Period, and repayment date, other decisions, and the amounts to be paid under this Agreement, if stated in a notice issued by the Agent to the Borrower or the Lenders, shall be deemed final and binding on the Borrower and the Lenders, unless obviously erroneous.

(12)       If the Agent receives a notice from the Borrower that contains any matter that should be communicated to the Lenders under this Agreement, the Agent shall promptly notify all the Lenders of the contents of the notice. If the Agent receives a notice from any Lender that contains any matter that should be communicated to the Borrower or other Lenders under this Agreement, the Agent shall promptly notify the Borrower or other Lenders of the contents of the notice. Documents obtained from the Borrower and retained by the Agent shall be made available for inspection by the Lenders during normal business hours of the Agent.

Article 26 (Resignation and Dismissal of the Agent)

(1)              Resignation of the Agent shall be subject to the following procedures.

(i)                  The Agent may resign by giving written notice to all the Lenders and the Borrower, provided that such resignation shall not become effective until an individual appointed as a successor Agent accepts the appointment.

(ii)               If notice is given under item (i) above, Majority Lenders shall appoint a successor Agent with the Borrower’s consent.

(iii)            If Majority Lenders fail to appoint a successor Agent within 30 days from the date of notice (inclusive) given under item (i) above, or if an individual appointed by Majority Lenders does not accept the appointment, the Agent then in office may appoint a successor Agent on behalf of Majority Lenders, with the Borrower’s consent.

(2)              Dismissal of the Agent shall be subject to the following procedures.

(i)                  Majority Lenders may dismiss the Agent by giving written notice to all other Lenders, the Borrower, and the Agent, provided that such dismissal shall not become effective until a successor Agent is appointed and accepts the appointment.

(ii)               If notice is given under item (i) above, Majority Lenders shall appoint a successor

Agent with the Borrower’s consent.

(3)              If the individual appointed as successor Agent accepts the appointment pursuant to paragraph (1) or (2) above, all the documents retained by the predecessor Agent in the capacity of Agent under this Agreement shall be handed over to the successor Agent, and the predecessor Agent shall provide all necessary cooperation to allow the successor Agent to fulfill its responsibility as Agent under this Agreement.

(4)              The successor Agent shall succeed to the rights and obligations held by the predecessor Agent under this Agreement, and the predecessor Agent shall be relieved of all duties assumed in the capacity of Agent at the time of the successor Agent’s assumption of office, provided that the provisions of this Agreement shall remain effectively applicable to actions (including inactions) conducted by the predecessor Agent during its term of office.

Article 27 (Consent of Majority Lenders)

(1)             The consent of Majority Lenders shall be obtained in accordance with the following procedures.

(i)                  If a Lender determines that an event requiring instructions based on the consent of Majority Lenders under this Agreement has occurred, the Lender may give notice to the Agent to request the consent of Majority Lenders.

(ii)               Upon receipt of notice under item (i) above, the Agent shall promptly give notice to all the Lenders to seek the consent of Majority Lenders.

(iii)            Upon receipt of notice under item (ii) above, each Lender shall make its own decision as to the matter in question and notify the Agent of its decision within five business days.

(iv)           If the consent of Majority Lenders is obtained pursuant to items (i) through (iii) above, the Agent shall promptly notify the Borrower and all the Lenders of the content of the decision, which shall be treated as the instructions of Majority Lenders.

(2)              In the case where the Agent determines that an event requiring the consent of Majority Lenders has occurred, in addition to the case referred to in paragraph (1), the Agent may give notice to all the Lenders to seek the consent of Majority Lenders. The procedures after such notice is given shall be subject to the provisions of items (iii) and (iv) of paragraph (1).

Article 28 (Amendment)

This Agreement shall not be amended in any respect unless agreed upon in writing by the Borrower, all the Lenders, and the Agent.

Article 29 (Assignment of Contractual Status)

(1)             The Borrower may not assign its status or any of its rights and obligations under this Agreement to any third party without prior written consent of the Agent and all the Lenders.

(2)             Only when prior written consent of the Borrower, the Agent, and all other Lenders has been obtained (such consent is not required in case of assignment of a Loan Claim under Article 24 or 30) and all the requirements specified in the following items are satisfied, a Lender may assign its status under this Agreement and the rights and obligations incidental thereto in their entirety to a third party (the Lender giving rise to such assignment hereinafter being referred to as the “title assignor” and the person accepting such assignment as the “title assignee” in Article 29); assignment of the contractual status under this Agreement and the rights and obligations incidental thereto in part is not allowed. The title assignor and the title assignee shall, in their joint names, send to the Agent a “Notice of Assignment of Contractual Status to Agent” in the form in Exhibit 5 attached to this Agreement, accompanied by copies of the consent letters of the Borrower, the Agent, and all other Lenders. The Borrower, the Agent, and all other Lenders may not unreasonably refuse to give consent, and the Agent shall notify all the Lenders pursuant to Article 33.5 after such assignment takes effect.

(i)       If the Loan Claims or other claims receivable by the title assignor from the Borrower under this Agreement are assigned to the title assignee under the intended assignment, the Borrower’s consent shall cover the consent to assignment of such claims and bear a certified date which shall be the same as the assignment date.

(ii)      The title assignee is a Qualified Assignee.

(iii)     The intended assignment shall not entail withholding taxes, etc. and shall not lead to an increase in the interest to be paid by the Borrower to the title assignee, as specified in Article 18.5. (However, the foregoing shall not apply if a Lender abolishes its loan business in Japan and therefore its contractual status under this Agreement is assigned to its overseas Subsidiary or Affiliate.)

(3)             All expenses payable for the assignment made pursuant to paragraph (2) shall be fully borne by the title assignor. In addition, as fees for processing the assignment, the title assignor shall pay to the Agent 500,000 yen, together with Japanese consumption taxes, no later than the assignment date.

Article 30 (Assignment of Loan Claims)

(1)             Unless otherwise specified in this Agreement, a Lender may assign its Loan Claims in their entirety (assignment of the Loan Claims in part is not allowed) only when all the requirements specified in the following items are satisfied. In this case, the Assignor and the Assignee shall satisfy the requirement for assertion of assignment against third parties and the requirement for assertion of assignment against obligors by the assignment date, in which event the Assignor and the Assignee shall, in their joint names, immediately notify the Agent of the fact of the assignment. This notice shall be given by sending to the Agent a “Notice of Assignment of Claims” in the form in Exhibit 6 attached to this Agreement. If Loan Claims are assigned pursuant to this paragraph (1), the Assignee shall be treated as a Lender for the purpose of the application of the provisions of this Agreement to such Loan Claims.

(i)             The Assignee shall be bound by the provisions of this Agreement concerning Loan Claims. (The Assignee shall not assume any Loan Commitment.)

(ii)          The Assignee is a Qualified Assignee.

(iii)       The intended assignment shall not entail withholding taxes, etc. and shall not lead to an increase in the interest to be paid by the Borrower to the Assignee, as specified in Article 18.5. (However, the foregoing shall not apply if a Lender abolishes its loan business in Japan and therefore its contractual status in this Agreement is assigned to its overseas Subsidiary or Affiliate.)

(2)             All expenses payable for the assignment made pursuant to paragraph (1) shall be fully borne by the Assignor. In addition, the Assignor shall pay to the Agent 500,000 yen, together with Japanese consumption taxes, as fees for processing the assignment, no later than the assignment date.

(3)             If the assignment is made pursuant to paragraph (1), unused portions of the Loan Limits shall be calculated on the assumption that such assignment has not been made.

Article 31 (Collection from Third Parties, etc.)

(1)             On and after the Effective Date, the Borrower shall not request any third party to guarantee the Borrower’s obligations under this Agreement (including a guarantee by means of a security interest established in a third party’s property) and shall not have any third party assume the Borrower’s obligations under this Agreement, without prior written consent of the Agent and all the Lenders.

(2)              A Lender may accept performance of the Borrower’s obligations under this Agreement by a third party (regardless of whether or not the third party is a person having a legitimate interest in the performance of the Borrower’s obligations under this Agreement, including guarantors and third party pledgors) only when all the requirements specified in the following items are satisfied (However, only the satisfaction of item (i) is required where a security interest established by a third party pledger is enforced, where sale by private contract is made for the target assets of a security interest established by a third party pledger, and the amounts received from such sale are then used to perform the obligations under this Agreement, and where substitute performance is made for the target assets of a security interest established by a third party pledger). If a Lender accepts a third party’s performance pursuant to this paragraph (2), the fact of such third party performance shall be immediately communicated to the Agent, by the Lender and the third party jointly, and by the Borrower alone. The provision of Article 18(2) shall not apply to acceptance of third party performance pursuant to this paragraph (2), and equitable adjustment among the Lenders and the Agent as specified in Article 24(1) shall not be made if the Borrower’s obligations under this Agreement are extinguished by reason of the acceptance of such third party performance.

(i)             If the third party acquires the right to obtain reimbursement as a result of its performance as aforesaid, or acquires a claim in subrogation of the Lenders, and these are exercised by the third party against the Borrower, the right to obtain reimbursement and the claim acquired in subrogation shall be treated equally with the claim corresponding to the obligation covered by the said third party’s performance, and the third party shall be bound by the provisions of this Agreement to that extent. The third party shall consent to the foregoing in writing and submit such a written consent to the Agent for the benefit of the Lenders and the Agent.

(ii)          This third party is a Qualified Assignee and is neither a Subsidiary nor Affiliate of the Borrower, and the Borrower is neither a Subsidiary nor Affiliate of this third party.

(iii)           If this third party’s performance is to cover any obligation corresponding to a Loan Claim, the full amount of the said Loan Claim shall be discharged.

(iv)          This third party’s performance shall not entail withholding taxes, etc. and shall not lead to an increase in the interest to be paid by the Borrower to this third party, as specified in Article 18.5.

If the third party exercises the right to obtain reimbursement or acquires the Loan Claim in subrogation, the acquisition of the right to obtain reimbursement or the acquisition of the Loan Claim in subrogation shall be deemed to constitute assignment of the Loan Claim under Article 30, and the provisions of Articles 30(2) and 30(3) shall apply mutatis mutandis.

Article 32 (Termination and Extension of the Loan Commitment)

(1)             If an event specified in any of the following items occurs, the Loan Commitments of all the Lenders shall be extinguished. In this case, all of the Borrower’s obligations under this Agreement shall be paid by it pursuant to Article 18 immediately (or by the Due Date for the relevant obligations, with regard to the Borrower’s obligation to pay Commitment Fees where an event specified in item (i) or (iii) below occurs: the Borrower’s obligation to repay the Loan for which the Maturity Date falls after the Commitment Termination Date where an event specified in item (i) below occurs; and the Borrower’s obligation to repay the Loan for which the Maturity Date has not yet arrived where an event specified in item (iii) below occurs). The relevant provisions of this Agreement shall continue in effect until the Borrower completes the performance of all of its obligations under this Agreement.

(i)                  The Commitment Termination Date has arrived.

(ii)               The Borrower has forfeited the benefit of time pursuant to Article 22.

(iii)            The Borrower has terminated the Loan Commitments pursuant to Article 2.5.

(2)             If the execution and performance of this Agreement and any transactions thereunder causes a violation of the Applicable Laws binding on any Lender, the Lender shall notify the Borrower through the Agent to that effect. By virtue of this notice, (i) if the maintenance of the Loan Commitment, any Individual Loan, or fund procurement for Individual Loans is held to be illegal, the Lender may terminate its Loan Commitment as of the day immediately preceding the date of recognition of such illegality; and (ii) if the maintenance of the Individual Loan already made is held to be illegal on or before their Due Date, the Lender may demand the Borrower to pay the Outstanding Individual Loan Amount, on the assumption that their Due Dates arrived on the day immediately preceding the date of recognition of such illegality (or on the date set forth in the Applicable Laws, if they stipulate the deadline for such payment).

(3)            Extension of the Loan Commitments

(i)         Request for extension of the Loan Commitments

If the Borrower desires to extend the Loan Commitments, the Borrower may request their extension subject to the satisfaction of the requirements listed in (a) through (e) of item (ii) below as of the Commitment Termination Date then in effect. To request such extension, the Borrower shall submit to the Agent a “Request for Extension of Loan Commitments” using the form in Exhibit 7 attached to this Agreement (hereinafter referred to as a “Extension Request,” which shall be prepared with the signature or seal registered in advance by the Borrower with the Agent) during the period starting on the date 60 days prior to the current Commitment Termination Date and ending on the date 45 days prior to the same. A copy of the Extension Request received from the Borrower shall then be promptly sent by the Agent to each Lender. Each Lender shall, in its sole discretion, fully examine the Borrower’s credit status and reply to the Agent within 30 days from the date of the Agent’s notice of the extension request as to whether it gives consent to the extension or not. In the absence of any reply to the Agent within 30 days from the date of the Agent’s notice, the Lender shall be deemed to disagree with the extension request. Under no circumstances shall any Lender be obligated to give consent to such extension request. Promptly after the reply deadline, the Agent shall notify the Borrower and each Lender of the replies of the respective Lenders. In addition, where the requirements listed in item (ii)(a) of this paragraph (3) are satisfied as of the reply deadline, if there are Lenders intending to give consent to the extension on the assumption that the Loan Commitments will be extended pursuant to item (ii) of this paragraph (3) (hereinafter referred to as “the consenting Lenders”), a term sheet for the Loan Commitments to be extended (meaning the statement describing the Loan Limits of the consenting Lenders and other matters determined necessary by the Agent; hereinafter referred to as the “Scheduled Terms for Extension”) shall be sent by the Agent to the Borrower and each consenting Lender.

(ii)               Extension of the Loan Commitments

If the Borrower has requested extension of the Loan Commitments pursuant to item (i) above, the Loan Commitments shall be extended up to the anniversary date of the current Commitment Termination Date then in effect, falling in the calendar year immediately following the calendar year in which the day immediately following the Commitment Termination Date then in effect (hereinafter referred to as the “First Day of Extension”) falls (or up to the business day immediately preceding the said anniversary date, if it falls on a non-business day), on condition that the requirements listed in (a) through (e) below are satisfied as of the Commitment Termination Date then in effect, and that the extended Loan Commitments shall cover the amount equal to the total amount of the Loan Limits of the consenting Lenders recognized as of the Commitment Termination Date applied before the extension. The Maximum Loan Amount of each Lender after the Loan Commitment is extended shall be equal to the same Lender’s Maximum Loan Amount applied before the extension. For the avoidance of doubt, after the Loan Commitment is extended, the “total principal amount” as used in the definition of the “unused portion of the maximum loan amount” shall include the principal amounts of the Outstanding Individual Loan Amounts for the Individual Loans made before the extension. If the requirements listed in (a) through (e) below are not satisfied as of the Commitment Termination Date before the extension, the Loan Commitments shall not be extended, in relation to all Lenders.

(a)                       There is more than one consenting Lender, and the total amount of the Maximum Loan Amounts of all the consenting Lenders at the reply deadline specified in item (i) above exceeds the amount equivalent to 66.7% of the Aggregate Maximum Loan Amount at the same reply deadline.

(b)                       An event specified in any item of Article 22(1) or 22(2), or an event constituting the grounds specified therein by one or both of notice and lapse of time, has not occurred.

(c)                        The statements of the respective items of Article 20 are true and correct.

(d)                       The Covenants of the Borrower described in Article 21, and other duties which the Borrower is required to perform under this Agreement, are observed.

(e)                        The Borrower has already completed its applicable in-house procedures required for the extension of the Loan Commitments.

(iii)            Non-extension of the Loan Commitments

If a Lender does not give consent to the extension of the Loan Commitment, this Lender’s Loan Commitment shall be terminated as of the Commitment Termination Date then in effect. If it is decided that the Loan Commitments will not be extended, the Loan Commitments of all the Lenders shall be terminated as of the Commitment Termination Date then in effect.

Article 33 (General Provisions)

(1)             Duty of Confidentiality

The Borrower shall not object to disclosure of the information described in any of the following items.

(i)                  If a decision not to make any Individual Loan is provided in a notice given under Article 8(1), if an event specified in any item of Article 22(1) or 22(2) or an event constituting the grounds specified therein by one or both of notice and lapse of time occurs, or if it is necessary to obtain the consent of Majority Lenders pursuant to Article 27, the Agent and the Lenders may, to the extent found reasonably necessary, mutually disclose any information concerning the Borrower and transactions with the Borrower obtained in the context of this Agreement or any other agreements.

(ii)               Prior to assignment of the contractual status under Article 29 or assignment of Loan Claims under Article 30, the Lender in question may disclose any information concerning this Agreement to the Assignee (or the title assignee specified in Article 29) and those who are considering whether to accept the assignment (including those who provide intermediary services for such assignment), on condition that the Lender shall impose the duty of confidentiality on those recipients. In this regard, “information concerning this Agreement” means any information concerning the Borrower’s creditworthiness obtained in the context of this Agreement, the contents of this Agreement, the contents of the Loan Claims to be assigned, and any incidental information, excluding any information concerning the Borrower’s creditworthiness obtained in the context of any agreements other than this Agreement.

(2)             Risk of loss, exclusion of liability, and compensation/indemnification

(i)                  If any document delivered by the Borrower to the Agent or any Lender is missing, lost, or damaged because of any incident, disaster, or other unavoidable event, the Borrower shall perform its obligations under this Agreement based on consultations with the Agent and in accordance with relevant books, vouchers, or other records of the Agent or the Lender. If requested by the Agent or by any Lender through the Agent, the Borrower shall promptly produce substitute documents and submit them to the Agent or to the Lender through the Agent.

(ii)               If a counterfeit seal, alteration, misappropriation, or other incident is subsequently discovered in any transaction conducted under this Agreement after the relevant Lender or the Agent has, with reasonable care, verified and authenticated the signature or seal of the Borrower’s representative or proxy used in the transaction based on the signature or seal registered by the Borrower in advance, the Borrower shall bear any damage, loss, or expenses caused by such incident.

(iii)       Any damage, loss, or expenses incurred to the Lender or Agent as a result of the Borrower’s breaching of any provision of this Agreement, or as a result of the Lender’s providing or not providing the indemnification specified in Article 25(4), shall be borne by the Borrower.

(3)            Severability

Even if a certain provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of any other provision hereof shall not be impaired or affected in any respect.

(4)             Relationship with the application of master banking services agreements, etc.

With regard to this Agreement and transactions conducted under this Agreement, if any provision of this Agreement is inconsistent with the provisions of a master banking services agreement or other master agreements concerning financial transactions separately signed by the Borrower and delivered to a Lender or separately executed between the Borrower and a Lender (hereinafter collectively referred to as “Master Transaction Agreements”), the provision of this Agreement shall prevail, and a matter not specified in this Agreement but specified in the Master Transaction Agreements shall be governed by the applicable provisions of the Master Transaction Agreements.

(5)             Notice

(i)                  All notices to be given in accordance with this Agreement shall be made in writing by clearly indicating that such notice is being given in accordance with this Agreement, and shall be sent to the intended recipient’s point of contact as stated in the Schedule attached to this Agreement by any means listed in (a) through (d) below. Each party to this Agreement may change its point of contact by sending a notice of change of contact to the Agent.

(a)                       Personal delivery

(b)                       Registered mail or courier service

(c)                        Facsimile transmission

(d)                       Direct delivery service (limited to the delivery between a Lender and the Agent)

(ii)               Any notice given under item (i) above shall be deemed to have been effectively delivered at the time when the sending party’s facsimile machine confirms the arrival at the receiving party’s facsimile machine if sent by facsimile, and at the time of actual receipt by the receiving party if sent by any other means.

(6)             Change in registration

(i)                  If there is any change in the trade name, representative, deputy representative, signature, seal, office location, or any other matter registered by a Lender or the Borrower with the Agent, the Lender or the Borrower shall promptly report it to the Agent in writing.

(ii)               If failure to report any change under item (i) above causes delay or failure in receiving any notice given in accordance with this Agreement, such notice shall be deemed to have arrived at the time at which such notice should have normally arrived.

(7)             Fund remittance

Fees and other charges for payments to be remitted by any party hereto to another party hereto under this Agreement shall be paid and borne by the paying party.

(8)             Calculation

If there is no explicit provision elsewhere in this Agreement with regard to any calculation to be made under this Agreement, each calculation shall be made on a daily prorated basis using a 365-day year and based on the period inclusive of the starting date and exclusive of the expiry date, division shall be carried out after completing all other types of computation, and fractions of one yen shall be rounded down.

(9)             Preparation of a notarial deed

Whenever requested by the Agent or Majority Lenders, the Borrower shall request a notary public to take the steps necessary to prepare a notarial deed stating acknowledgement of the obligations under this Agreement and acknowledgement of compulsory execution relating to such obligations. Expenses for the preparation of such notarial deed shall be borne by the Borrower.

(10)      Governing law and jurisdiction

This Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall be the competent court having non-exclusive jurisdiction over any disputes arising in connection with this Agreement.

(11)      Language

This Agreement shall be prepared in Japanese, and the Japanese version shall be the original of this Agreement.

(12)      Matters subject to mutual consultation

If a matter not specified in this Agreement arises or a question arises in connection with interpretation of this Agreement among the parties hereto, the Borrower and the Lenders shall consult with each other through the Agent and determine the measures to be taken.

IN WITNESS WHEREOF, the Borrower, the Lenders, and the Agent have caused this Agreement to be executive in one original by providing the signature or name and seal of the representative or deputy representative of each party, with the Agent to retain the original and the Borrower and each of the Lenders to receive one photocopy from the Agent.

December 28, 2012

Revenue

stamp

[Remainder of this page intentionally left blank]

Borrower:

illegible signature

(UBIC, Inc.)

Lender and Agent:

illegible signature

(The Bank of Tokyo-Mitsubishi UFJ, Ltd.)

Lender:

illegible signature

(Sumitomo Mitsui Banking Corporation)

Lender:

illegible signature

(The Bank of Yokohama, Ltd.)

Lender:

illegible signature

(Mizuho Bank, Ltd.)

Lender:

illegible signature

(Resona Bank, Ltd.)

Schedule (List of Parties)

List of Parties

1. Borrower

Company name	UBIC, Inc.
Company address	2-12-23 Konan, Minato-ku, Tokyo, Japan
Contact	Administration Department Meisan Takahama Building 7F, 2-12-23 Konan, Minato-ku, Tokyo 108-0075 Japan Telephone: 03-5463-6344 Facsimile: 03-5463-6345

2. Agent

Bank name	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Bank address	2-7-1 Marunouchi, Chiyoda-ku, Tokyo, Japan
Contact	Administration Office, Syndication Department JP Tower, 2-7-2 Marunouchi, Chiyoda-ku, Tokyo 100-0005 Japan Telephone: 03-6259-7689 Facsimile: 03-5252-5941

3. Lenders

(1)

Bank name	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Bank address	2-7-1 Marunouchi, Chiyoda-ku, Tokyo, Japan
Loan services office	Shinagawa Ekimae Branch
Contact	Corporate Banking Department 1, Shinagawa Ekimae Branch 2-16-2 Konan, Minato-ku, Tokyo 108-0075 Japan Telephone: 03-6716-1010 Facsimile: 03-6716-1012
Loan Limit	400 million yen

(2)

Bank name	Sumitomo Mitsui Banking Corporation
Bank address	1-1-2 Marunouchi, Chiyoda-ku, Tokyo, Japan
Loan services office	Gotanda Corporate Business Office
Contact	Business Promotion Group 1, Gotanda Corporate Business Office 1-14-10 Higashi-Gotanda, Shinagawa-ku, Tokyo 141-0022 Japan Telephone: 03-3443-6617 Facsimile: 03-3442-7914
Loan Limit	200 million yen

(3)

Bank name	The Bank of Yokohama, Ltd.
Bank address	3-1-1 Minatomirai, Nishi-ku,Yokohama, Kanagawa, Japan
Loan services office	Tamachi Branch
Contact	Tamachi Branch 3-13-1 Shibaura, Minato-ku, Tokyo 108-0023 Japan Telephone: 03-3452-9441 Facsimile: 03-3452-9447
Loan Limit	200 million yen

(4)

Bank name	Mizuho Bank, Ltd.
Bank address	1-1-5 Uchisaiwaicho, Chiyoda-ku, Tokyo, Japan
Loan services office	Shinagawa Branch
Contact	Liaison Department 1, Shinagawa Branch 2-2-7 Minami-Shinagawa, Shinagawa-ku, Tokyo 140-0004 Japan Telephone: 03-3474-2965 Facsimile: 03-3474-2626
Loan Limit	100 million yen

(5)

Bank name	Resona Bank, Ltd.
Bank address	2-2-1 Bingocho, Chuo-ku, Osaka, Japan
Loan services office	Shinagawa Branch
Contact	Sales Department 1, Shinagawa Branch 5-6-6 Minami-Shinagawa, Shinagawa-ku, Tokyo 140-0004 Japan Telephone: 03-3492-5918 Facsimile: 03-3490-1526
Loan Limit	100 million yen

Exhibit 1 (Loan Application)

Loan Application

[Month] [Date], [Year]

To:         Lenders (meaning the Lenders as of the date of submission of this request under the Agreement described below; the same shall apply hereinafter)

c/o Agent                                 The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Attention: Administration Office, Syndication Department

(seal)

(Borrower)

UBIC, Inc. One Billion Yen Revolving Credit Facility Agreement

In accordance with Article 5 of the Revolving Credit Facility Agreement dated December 28, 2012 (“this Agreement”) under which the bank syndicate led by The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent is to provide loans to UBIC, Inc. (“Borrower”), we, as the Borrower, hereby request the Lenders to provide a Loan under the following conditions.

Preferred Drawdown Date:	[Month] [Date], [Year]
Amount of the Loan:	yen
Standard Loan Period:	months
Maturity Date:	[Month] [Date], [Year]

Below are the details of Previous Loans whose Maturity Date will arrive on the Preferred Drawdown Date written above.

Previous Loan 1)	Drawdown Date:
Amount of the Loan:
Maturity Date:

Previous Loan 2)	Drawdown Date:
Amount of the Loan:
Maturity Date:
Previous Loan 3)	Drawdown Date:
Amount of the Loan:
Maturity Date:

As of the Preferred Drawdown Date of the Loan being requested herein, the Borrower represents and warrants that: (i) the statements of the respective items of Article 20 of this Agreement are true and correct, and (ii) an event specified in any item of Article 22(1) or 22(2), or an event constituting the grounds specified therein by one or both of notice and lapse of time, has not occurred and will not occur by reason of the drawdown of the Loan being requested.

Unless otherwise defined herein, the terms used in this instrument have the same meanings as defined in this Agreement.

Exhibit 2 (Acknowledgment)

Acknowledgment

[Month] [Date], [Year]

To:         Lenders (meaning the Lenders as of the date of submission of this acknowledgment under the Agreement described below)

c/o Agent                                 The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Attention: Administration Office, Syndication Department

(seal)

(Borrower)

UBIC, Inc. One Billion Yen Revolving Credit Facility Agreement

With regard to the execution of the Revolving Credit Facility Agreement dated December 28, 2012 (“this Agreement”) under which the bank syndicate led by The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent is to provide loans to UBIC, Inc. (“Borrower”) and borrowings to be made under this Agreement, the Borrower hereby acknowledges that all necessary procedures and formalities have been completed in accordance with the Applicable Laws and the Borrower’s in-house rules and regulations. Unless otherwise defined herein, the terms used in this instrument have the same meanings as those defined in this Agreement.

Exhibit 3 (Bill of Receipt)

Revenue
stamp	Bill of Receipt
200 yen

[Month] [Date], [Year]

To:         Lenders (meaning the Lenders listed in the following table; the same shall apply hereinafter)

c/o Agent                                 The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Attention: Administration Office, Syndication Department

(seal)

(Borrower)

Acknowledgement of Receipt of Loan Amounts
under
UBIC, Inc. One Billion Yen Revolving Credit Facility Agreement

We, the Borrower, have borrowed the following amounts from the respective Lenders, and we certify that those amounts have been actually received by us on the date hereof.

Total borrowings:                                           yen

Lenders	Amount borrowed
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	yen
Sumitomo Mitsui Banking Corporation	yen
The Bank of Yokohama, Ltd.	yen
Mizuho Bank, Ltd.	yen
Resona Bank, Ltd.	yen

Exhibit 4 (Report on Compliance with Provisions concerning Collection from Third Parties)

Report on Compliance with Provisions concerning Collection from Third Parties

[Month] [Date], [Year]

To:         Lenders (meaning the Lenders as of the date of submission of this report under the Agreement described below; the same shall apply hereinafter)

c/o Agent                                 The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Attention: Administration Office, Syndication Department

(seal)
(Borrower)

UBIC, Inc. One Billion Yen Revolving Credit Facility Agreement

In accordance with Article 21(1)(iii) of the Revolving Credit Facility Agreement dated December 28, 2012 (“this Agreement”) under which the bank syndicate led by The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Agent”) is to provide loans to UBIC, Inc. (“Borrower”), we, as the Borrower, report the status of compliance with the provision of Article 31(1) of this Agreement for the Reporting Period (as defined below) to the Agent and the Lenders as follows. In this regard, the Reporting Period is the period starting on (and inclusive of) the date of this Agreement (for the initial report) or the starting date of the Fiscal Year described in item 1 below (for any subsequent report) and ending on (and inclusive of) the date of submitting this report. Unless otherwise defined herein, the terms used in this instrument have the same meanings as those defined in this Agreement.

1.                         Fiscal Year reported:                                             Fiscal Year ending [Month] [Year]

2.                         Status of compliance with the provisions concerning collection from third parties during the Reporting Period

☐                                          We have not requested any third party to guarantee the performance of our obligations under this Agreement (including a guarantee by means of a security interest established in a third party’s property), and we do not have any third party assuming the performance of our obligations under this Agreement.

☐                                          While we have requested a third party to guarantee the performance of our obligations under this Agreement (including a guarantee by means of a security interest established in a third party’s property), or we have had a third party assume the performance of our obligations under this Agreement, we have already obtained prior written consent of the Agent and all the Lenders in this respect.

Exhibit 5 (Notice of Assignment of Contractual Status)

Notice of Assignment of Contractual Status

[Month] [Date], [Year]

To:                                               The Bank of Tokyo-Mitsubishi UFJ, Ltd.

(acting as the Agent described below)

Attention: Administration Office, Syndication Department

UBIC, Inc. One Billion Yen Revolving Credit Facility Agreement

With reference to the Revolving Credit Facility Agreement dated December 28, 2012 (“This Agreement”) under which the bank syndicate led by The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Agent”) is to provide loans to UBIC, Inc. (“Borrower”), we, the Borrower, notify you, as the Agent, as follows.

In accordance with the assignment agreement dated [Month] [Date], [Year] entered into by and between          (“title assignor”) and          (“title assignee”), the title assignor has assigned its status under this Agreement and the rights and obligations incidental thereto (Loan Limit:              yen; Loan Claim(s):            yen) in their entirety to the title assignee as of [Month] [Date], [Year] pursuant to Article 29(2) of this Agreement. This assignment has already been approved by the Borrower, all the Lenders other than the title assignor, and the Agent. Attached hereto are copies of the consent letters issued by the Borrower, the Lenders concerned, and the Agent, respectively. Unless otherwise defined herein, the terms used in this instrument have the same meanings as those defined in this Agreement.

The Successor’s point of contact to send and receive notices under this Agreement and its bank account used to receive related funds are as follows.

Bank name:

Bank address:

Loan services office:

Contact:

Facsimile:

Receiving account

Bank name:

Bank code:

Branch name:

Branch code:

Account type:

Account number:

Account holder name:

As handling commissions related to this assignment, an amount of          yen (500,000 yen, plus Japanese consumption taxes) was paid by the title assignor to you on [Month] [Date], [Year].

Title assignor

Title assignee

Exhibit 6 (Notice of Assignment of Claims)

Notice of Assignment of Claims

[Month] [Date], [Year]

To:                             The Bank of Tokyo-Mitsubishi UFJ, Ltd.

(acting as the Agent described below)

Attention: Administration Office, Syndication Department

UBIC, Inc. One Billion Yen Revolving Credit Facility Agreement

With reference to the Revolving Credit Facility Agreement dated December 28, 2012 (“this Agreement”) under which the bank syndicate led by The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent is to provide loans to UBIC, Inc., we notify you, as the Agent, as follows.

In accordance with the assignment agreement dated [Month] [Date], [Year] entered into by and between                  (“Assignor”) and                  (“Assignee”), the claim under this Agreement described as follows has been assigned by the Assignor to the Assignee as of [Month] [Date], [Year] pursuant to Article 30(1) of this Agreement. On and after this assignment date, the Assignee agrees to be bound by the provisions of this Agreement concerning the Loan Claim assigned. Unless otherwise defined herein, the terms used in this instrument have the same meanings as defined in this Agreement.

Loan Claim:              yen

This represents the full amount of the Assignor’s Loan Claim, disbursed on [Month] [Date], [Year] and scheduled to mature on [Month] [Date], [Year], along with the right to demand payment of the principal and interest for this Loan Claim and all other rights related thereto.

The Assignee’s point of contact to send and receive notices under this Agreement and its bank account used to receive related funds are as follows.

Bank name:

Bank address:

Loan services office:

Contact:

Facsimile:

Receiving account

Bank name:

Bank code:

Branch name:

Branch code:

Account type:

Account number:

Account holder name:

As handling commissions related to this assignment, an amount of                  yen (500,000 yen, plus Japanese consumption taxes) was paid by the Assignor to you on [Month] [Date], [Year].

Assignor

Assignee

Exhibit 7 (Request for Extension of Loan Commitments)

Request for Extension of Loan Commitment

[Month] [Date], [Year]

To:         Lenders (meaning the Lenders as of the date of submission of this request under the Agreement described below)

c/o Agent                                 The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Attention: Administration Office, Syndication Department

(seal)
(Borrower)

UBIC, Inc. One Billion Yen Revolving Credit Facility Agreement

In accordance with Article 32(3) of the Revolving Credit Facility Agreement dated December 28, 2012 (“this Agreement”) under which the bank syndicate led by The Bank of Tokyo-Mitsubishi UFJ, Ltd. as the Agent is to provide loans to UBIC, Inc. (“Borrower”), we, as the Borrower, hereby request extension of the Loan Commitments up to [Month] [Date], [Year] (“Extension”), subject to the satisfaction of the requirements listed in (a) through (e) of Article 32(3)(ii) of this Agreement as of the Commitment Termination Date currently in effect.

The Borrower represents and warrants that its applicable in-house procedures required for the Extension have already been completed as of the date of this request.

Unless otherwise defined herein, the terms used in this instrument have the same meanings as those defined in this Agreement.